SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------
                                 SCHEDULE 14A
                                (Rule 14a-101)
                           SCHEDULE 14A INFORMATION
                                 -------------

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant   /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/  Preliminary Proxy Statement         / /  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                       BURGER KING LIMITED PARTNERSHIP I
               (Name of Registrant as Specified in its Charter)

                       BK I REALTY INC., GENERAL PARTNER
              (Name of Person(s) Filing Proxy Statement, if other
                             than the Registrant)

Payment of Filing Fee:

/ /  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applied:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c)(2):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

/x/  Fee paid previously with preliminary materials:

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

     1)   Amount Previously Paid:  $1,600

     2)   Form, Schedule or Registration Statement No.:  14A

     3)   Filing Party:  Burger King Limited Partnership I

     4)   Date Filed:  August 29, 1997

                       BURGER KING LIMITED PARTNERSHIP I
                         Three World Financial Center
                                  29th Floor
                        New York, New York  10285-2900


                                                                 _______, 1997

Dear Limited Partner:

          As discussed in the 1996 annual report of Burger King Limited Partnership I (the "Partnership"), BK I Realty Inc., the general partner of the Partnership (the "General Partner"), has been aggressively marketing the Partnership's remaining nine restaurants (the "Properties") to a number of prospective buyers interested in a bulk purchase of all or some of the Properties. In anticipation of reaching an agreement with a prospective buyer, we are distributing the enclosed proxy statement (the "Proxy") to describe certain of the terms that any sale or sales negotiated by the General Partner (the "Proposed Sale") would satisfy and your rights relating to the Proposed Sale. As yet, no agreement has been reached with any prospective buyer.

          Any Proposed Sale of all the Properties will have a purchase price of at least $8,000,000 before deducting all closing expenses, brokerage commissions, legal fees and certain adjustments, the sum of which is estimated to be approximately four percent of the sale price (the "Minimum Price"). Although the General Partner will endeavor to sell all of the Properties as part of a single sale, if the General Partner believes it is in the best interests of the limited partners of the Partnership (the "Limited Partners"), the Properties may be sold individually or in any combination provided that the aggregate purchase price for the Properties included in the transaction equals or exceeds the aggregate minimum price for such Properties specified in the Proxy.

          The General Partner intends to distribute to the Limited Partners the net proceeds from the Proposed Sale, which the General Partner estimates will be approximately $6,820,724, or $454.71 per limited partnership unit if all the Properties are sold at the Minimum Price, after deducting the expenses of the Proposed Sale, payment of approximately $542,121 in management fees due to Burger King Corporation and the payment of all debts, liabilities and obligations of the Partnership and other expenses of dissolution and liquidation of the Partnership. When added to the $2,339.03 per original $1,000 unit already distributed up to and including the second quarter 1997 distributions from operations, total distributions since inception of the Partnership will be approximately $2,793.74 per limited partnership unit. The General Partner then plans to distribute the remaining cash flow from the operations of the Properties and ultimately liquidate the Partnership. Additional funds from operations available for distribution to the Limited Partners from the liquidation of the Partnership are expected to be approximately $442,103, or $29.48 per limited partnership unit. If the Properties are sold in more than one transaction, the General Partner currently intends to distribute the net proceeds of each sale in accordance with the Agreement of Limited Partnership of the Partnership and will continue to operate the remaining Properties until all the Properties are sold.

          The Limited Partners will not benefit from future appreciation, if any, in the value of the Properties if the Properties are sold at this time. For more information concerning the Proposed Sale, please review the Proxy.

          The Limited Partners have the right to disapprove of a sale of all or substantially all of the assets of the Partnership in a single sale. Although not required to do so, the General Partner has determined to call a meeting for the purpose of facilitating consideration of the terms of the Proposed Sale. In that regard, the Limited Partners should carefully review the financial and other information contained in the Proxy.

          The General Partner believes the Proposed Sale is in the best interests of the Limited Partners. Limited Partners in favor of a Proposed Sale of the Properties are not required to execute and return the enclosed proxy card. Only limited partners that desire to disapprove a Proposed Sale need execute and return the enclosed proxy card.

          If Limited Partners holding a majority in interest of the outstanding limited partnership units do not disapprove the Proposed Sale, the General Partner will pursue negotiations for a final sale of the Properties on terms at least as favorable as those described in the Proxy.

                                            Very truly yours,

                                            BK I Realty Inc.,
                                              as General Partner of Burger King
                                              Limited Partnership I



                                            ----------------------------------
                                            Kenneth F. Boyle
                                            President

                       BURGER KING LIMITED PARTNERSHIP I
                           3 World Financial Center
                                  29th Floor
                        New York, New York  10285-2900
                                (800) 223-3464
                             ____________________

           THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                             ____________________

The undersigned hereby appoints Kenneth F. Boyle and Timothy E. Needham, and each of them, with full power of substitution, as attorneys, agents and proxies to vote on behalf of the undersigned at the special meeting of limited partners of Burger King Limited Partnership I (the "Partnership") called by BK I Realty Inc. (the "General Partner"), the general partner of the Partnership, to be held at 3 World Financial Center, New York, New York on ____ __, 1997 at 10 a.m., or any adjournment thereof, for the following purposes:

1. To consider the sale of the remaining restaurants owned by the Partnership and the assignment of all of the Partnership's rights in the remaining restaurants subject to ground leases on the terms described in the proxy statement.

       THE GENERAL PARTNER RECOMMENDS THE PROPOSED SALE AND ASSIGNMENT.

APPROVE  / /                                 DISAPPROVE / /

2.   Any other business that may properly come before the meeting.

This proxy, when properly executed and duly returned, will be voted in the manner directed herein by the undersigned limited partner. If no direction is made on this card, this proxy will NOT be voted to DISAPPROVE the sale and assignment.

                               Dated _____ __, 1997

                               ---------------------------------------------
                               Signature
                               Name:
                               Title:

                               ---------------------------------------------
                               Signature (if held jointly)

                               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE BOOKS OF THE PARTNERSHIP. WHEN UNITS ARE HELD BY JOINT TENANTS, WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE SIGN NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Any limited partner desiring to return this proxy card should deliver it to:

               Burger King Limited Partnership I
               c/o Service Data Corporation
               2424 South 130th Circle
               Omaha, Nebraska  68144
               Attn:  Proxy Department

If you have any questions, please call Service Data Corporation at
(800) 223-3464.

                                 INSTRUCTIONS


          1. Signatures of Registered Holders. In order to be valid, each proxy card must be signed by the registered Unitholder or Unitholders. The signature must correspond exactly with the name(s) as written on the face of the certificate representing the Units without alteration. If Units are owned of record by two or more joint owners, all such owners must sign a single proxy card in respect of such Units. If Units are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate proxy cards as there are different registrations or certificates.

          If a proxy card is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the General Partner of such person's authority so to act must be submitted along with the proxy card.

          2. Delivery. Delivery of a proxy card to an address other than the address set forth on the proxy card does not constitute a valid delivery. Only proxy cards received at such address on or prior to the meeting date will be valid. The method of delivery of a proxy card is at the option and risk of the tendering Unitholder. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to insure timely delivery.

          3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Units should be listed on a separate signed schedule attached hereto.

          4. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Proxy Statement or the proxy card may be directed to the Investor Services Department of Service Data Corporation at (800) 223-3464 or to the following address:

          Service Data Corporation
          Investor Services Department
          2424 South 130th Circle
          Omaha, Nebraska  68144

                       BURGER KING LIMITED PARTNERSHIP I

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                          TO BE HELD ON ____ __, 1997

NOTICE IS HEREBY GIVEN, that a special meeting of the limited partners of Burger King Limited Partnership I (the "Partnership"), called by BK I Realty Inc., the general partner of the Partnership (the "General Partner"), will be held at 3 World Financial Center, New York, New York, on ____ __, 1997, at 10 a.m. for the following purposes:

1. To consider the sale of the remaining restaurants owned by the Partnership and the assignment of all of the Partnership's rights in the remaining restaurants subject to ground leases on the terms described in the proxy statement.

2. To transact such other business as may properly come before the special meeting.


          The General Partner has fixed the close of business on _________ __, 1997 as the record date for determination of the limited partners entitled to notice of and to vote at the special meeting.

                                            Very truly yours,

                                            BK I Realty Inc.,
                                              as General Partner of Burger King
                                              Limited Partnership I

                                            -----------------------------------
                                            Kenneth F. Boyle
                                            President





New York, New York
____ __, 1997

                       BURGER KING LIMITED PARTNERSHIP I
                           3 World Financial Center
                                  29th Floor
                        New York, New York  10285-2900
                                (800) 223-3464
                             ____________________

                                PROXY STATEMENT
                             ____________________


          This proxy statement (the "Proxy Statement") is being furnished to holders of limited partnership interests (the "Units") in Burger King Limited Partnership I, a New York limited partnership (the "Partnership"), in connection with the special meeting of the limited partners (the "Limited Partners") of the Partnership. The special meeting will be held at 3 World Financial Center, New York, New York, on ____ __, 1997, at 10 a.m., to consider certain terms pursuant to which the Partnership may agree to sell all six of the Partnership's Burger King (Registered Trademark) restaurants owned in fee simple (the "Owned Properties") and to assign all of its rights in all three of the Partnership's Burger King restaurants subject to ground leases (the "Leased Properties") (the Owned Properties and the Leased Properties are collectively referred to herein as the "Properties" and such sale and assignment is collectively referred to herein as the "Proposed Sale") to one or more buyers (collectively referred to as a "Buyer"). As yet no agreement has been reached with a Buyer.

          As of June 30, 1997, the Partnership had approximately 2,531 Limited Partners holding 15,000 Units. There is no established trading market for such Units. To the best of the General Partner's knowledge, no person or group of persons beneficially owns more than five percent of the Units. The General Partner does not own any Units.

          Only Limited Partners of record at the close of business on ______ __, 1997 will be entitled to notice of, and to participate in, the special meeting. Proxies may be revoked in person at the special meeting or by written notice received by the Partnership at any time before they are voted. Unrevoked proxy cards in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon and, unless specified to the contrary, will NOT be voted to DISAPPROVE the Proposed Sale. The Notice of Meeting, Proxy Statement and the proxy card are being mailed to the Limited Partners on or about ______ __, 1997. Officers and other employees or agents of the General Partner may solicit proxies by mail, by facsimile, by telephone or by personal interview.

                     INTRODUCTION AND GENERAL INFORMATION

          If the Proposed Sale is for all of the Properties, the consideration will be at least $8,000,000 in cash before deducting all closing expenses, brokerage commissions, legal fees and certain adjustments, the sum of which is estimated to be approximately four percent of the sale price (the "Minimum Price"). See "Description of the Proposed Sale -- Terms of the Proposed Sale." Although the General Partner will endeavor to sell all of the Properties as part of a single sale, if BK I Realty Inc., the general partner of the Partnership (the "General Partner"), believes it is in the best interests of the Limited Partners in order to maximize return, the Properties may be sold individually or in any combination provided that the sales price for the Properties included in the transaction equals or exceeds the aggregate Target Sales Prices for such Properties stated on the chart appearing below at page 6. The General Partner believes that the Proposed Sale would be in the best interests of the Limited Partners.

          The Agreement of Limited Partnership, dated as of December 14, 1981 (the "Partnership Agreement"), gives the General Partner broad authority to sell the Partnership's assets at such price, rental or amount, and upon such terms, as the General Partner deems proper, and obligates the General Partner to use its best efforts to endeavor to sell all the Properties as soon after the tenth year following the final closing of the Partnership as economic circumstances warrant.

          Pursuant to Section 8.3 of the Partnership Agreement, the Limited Partners have the right to vote (assuming certain conditions described in the Partnership Agreement are met) only upon certain matters, and Limited Partners voting a majority in interest may, without the concurrence of the General Partner, cause, among other things, the disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale. The Proposed Sale of all of the Properties would constitute a sale of all or substantially all of the Partnership's assets. Accordingly, Limited Partners have the right to disapprove the Proposed Sale. A copy of the Partnership Agreement is attached hereto as Appendix A.

          The General Partner believes that a Proposed Sale is in the best interests of the Limited Partners, and, though not required to do so by the Partnership Agreement, it has determined to call a meeting pursuant to
Section 15.1 of the Partnership Agreement for the purpose of facilitating consideration of the terms of the Proposed Sale by the Limited Partners. In that regard, Limited Partners should carefully review the financial and other information contained in this Proxy Statement.

          Pursuant to the terms and conditions of the Partnership Agreement and under applicable state law, the approval of Limited Partners is not required to effect the Proposed Sale. Accordingly, Limited Partners in favor of the Proposed Sale of the Properties are not required to execute and return the enclosed proxy card. Only Limited Partners that desire to disapprove a Proposed Sale need execute and return the enclosed proxy card. Failure to return the enclosed proxy card will effectively count as a vote in favor of the Proposed Sale.

          If Limited Partners representing a majority in interest of the outstanding Units do not disapprove the sale, the General Partner will pursue negotiations for a sale of all of the Properties on the most favorable terms that the General Partner is able to negotiate and otherwise for not less than the Minimum Price. See the section captioned "Description of the Proposed Sale -- Terms of the Proposed Sale". If the Proposed Sale is consummated, Limited Partners will not have any rights of appraisal or similar rights under New York law. If Limited Partners representing a majority in interest of the outstanding Units vote to disapprove the Proposed Sale, the General Partner will continue to operate the Properties and distribute the cash flow from operations to the Limited Partners in accordance with the Partnership Agreement.

          As soon as practicable after the consummation of the Proposed Sale of all of the Properties, the Partnership will be dissolved and its business wound up in accordance with Article XI of the Partnership Agreement and the Partnership's funds will be distributed to the Limited Partners and the

General Partner in the manner set forth in the Partnership Agreement. Upon completion of the distribution of the Partnership's funds and liquidation of the Partnership, the General Partner will execute and record a certificate of cancellation of the Partnership and any other documents required to effectuate the dissolution, liquidation and termination of the Partnership, and the legal existence of the Partnership will cease. See "Distributions upon Liquidation of the Partnership."

          In accordance with the Partnership Agreement, the Partnership has received an opinion of counsel to the effect that neither the grant nor the exercise of the Limited Partners' right to vote with respect to the Proposed Sale will result in the loss of any Limited Partner's limited liability or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes.

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH UNDER "DESCRIPTION OF THE PROPOSED SALE" AND "UNAUDITED PRO FORMA FINANCIAL DATA" AS WELL AS WITHIN THE PROXY STATEMENT GENERALLY. IN ADDITION, WHEN USED IN THIS PROXY STATEMENT, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS; HOWEVER, NOT ALL FORWARD-LOOKING STATEMENTS WILL CONTAIN SUCH EXPRESSIONS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS OR EVENTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE INABILITY OF THE GENERAL PARTNER TO FIND A SUITABLE PURCHASER FOR THE PROPERTIES, THE INABILITY TO AGREE ON AN ACCEPTABLE PURCHASE PRICE OR CONTRACT TERMS, A DECREASE IN THE FINANCIAL PERFORMANCE OF THE PROPERTIES, BURGER KING RESTAURANTS GENERALLY OR THE QUICK-SERVICE FOOD INDUSTRY, THE DISCOVERY OF AN ENVIRONMENTAL CONDITION IMPACTING ONE OR MORE OF THE PROPERTIES, AN ECONOMIC DOWNTURN IN THE MARKETS IN WHICH THE PROPERTIES ARE LOCATED AND OTHER FACTORS SET FORTH IN THIS PROXY STATEMENT. THE PARTNERSHIP FURTHER CAUTIONS LIMITED PARTNERS THAT THE DISCUSSION OF THESE FACTORS MAY NOT BE EXHAUSTIVE. THE PARTNERSHIP UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

                       DESCRIPTION OF THE PROPOSED SALE

Background and Reasons for the Proposed Sale

          The Partnership was originally formed to acquire or lease sites and thereafter construct Burger King (Registered Trademark) restaurants for lease (the "Leases") on a long-term net basis to franchisees (the "Franchisees") of the Burger King Corporation ("Burger King Corporation"). The original objectives of the Partnership, as outlined in the Partnership's prospectus dated February 25, 1982 (the "Prospectus"), were to provide the Limited Partners, in order of priority (i) regular and increasing cash distributions, a portion of which will be "tax sheltered" and (ii) realization of long-term appreciation in the value of the Properties, consistent in all cases with the preservation of the Limited Partners' capital. The Prospectus also contemplated the sale of the Properties as soon after the tenth year following the closing date as economic conditions warranted, consistent with the Partnership's investment objective of long-term appreciation, and the General Partner agreed, pursuant to the Partnership Agreement, to endeavor to sell the Properties in the manner contemplated in the Prospectus.

          The Partnership originally constructed 32 Properties. As of June 30, 1997, the Partnership had disposed of 23 Properties and the net proceeds of such sales have been distributed to the Limited Partners pursuant to the Partnership Agreement. The General Partner has been aggressively marketing the Partnership's remaining Properties, reviewing both bulk-sales possibilities and single-property sales to determine the most profitable and expeditious method of efficiently liquidating the Properties.

          The General Partner is currently seeking a Buyer which will agree to a transaction on terms at least as favorable to the Partnership as the terms described below and, in that connection, has retained Jones Lang Wootton USA, Inc. to advise the Partnership regarding the marketing and sale of the Properties. Jones Lang Wootton USA, Inc. is among the largest real estate advisors in the United States and was engaged in $1.3 billion of transactions in 1996.

          The Partnership has been successful in distributing to the Limited Partners, on a quarterly basis, cash flow generated from the Properties' operations. Since the inception of the Partnership up to and including the second quarter 1997 distributions from operations, Limited Partners have received quarterly cash distributions of Net Cash Flow (as defined in the Partnership Agreement) from operations totaling approximately $1,629.66 per initial $1,000 Unit, combined with distributions of Net Property Disposition Proceeds (as defined in the Partnership Agreement) from the sales of the restaurants totaling approximately $709.37 per Unit, for a total aggregate cash distribution to the Limited Partners of approximately $2,339.03 per Unit. On a pro forma basis, assuming the Properties were sold to a Buyer for the Minimum Price as of June 30, 1997, the General Partner estimates that the net proceeds from the sale of all of the Properties available for distribution to the Limited Partners would equal or exceed approximately $6,820,724, or $454.71 per Unit, after deducting expenses of the Proposed Sale, payment of management fees due to Burger King Corporation and payment of all debts, liabilities and obligations of the Partnership, the expenses of dissolution and liquidation and the establishment of any reserves for contingencies that the General Partner reasonably deems necessary. In addition, the Limited Partners will receive an additional amount equal to or exceeding $442,103, or $29.48 per Unit, as their final liquidating distribution of cash flow from operations after the payment of all debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the establishment of any reserves for contingencies that the General Partner reasonably deems necessary. See "Unaudited Pro Forma Condensed Financial Data."

          The Partnership Agreement provides that the General Partner is entitled to receive a distribution of net sales proceeds of approximately $567,155 in connection with the Proposed Sale of all of the Properties at the Minimum Price of $8,000,000 (assuming the Proposed Sale had occurred on June 30, 1997). Pursuant to the Partnership Agreement, the General Partner is entitled to receive an amount equal to or exceeding approximately $25,088, or 1% of the net proceeds from the Proposed Sale until the Limited Partners have received from the Partnership aggregate distributions equal to such Limited Partner's original invested capital plus a cumulative annual compounded return of 12.5% per annum on his remaining invested capital, as adjusted from time to time ("Payout"), and approximately $542,067, or 11.11% of the net proceeds from the Proposed Sale after each Limited Partner has achieved Payout. In addition, it is estimated that upon the liquidation of the Partnership, the General Partner will receive an additional amount equal to or exceeding $23,269 as the General Partner's final liquidating distribution of cash flow from operations.

Advantages to Limited Partners of the Proposed Sale

          The General Partner believes that the Proposed Sale will maximize the Partnership's realization of the appreciation in the value of the Properties. The Leases with the Franchisees at the Properties were originally for 20-year terms and, for the most part, currently have approximately 5-6 years remaining. The remaining terms of the Leases are one of the primary factors that a prospective buyer will evaluate in pricing the Properties. As the Leases approach maturity, prospective buyers are likely to attribute a greater discount to the value of the Properties and, therefore, if the Partnership continues to hold the Properties, the General Partner believes that the Properties' fair market value may decrease.

          The General Partner also believes that a Proposed Sale would be an attractive opportunity for the Partnership. The Minimum Price of $8,000,000 is $470,000 higher than the Properties' aggregate appraised value of $7,530,000 as of December 31, 1996. The purchase price for the Properties may be higher than the Minimum Price. In addition, any Buyer would have to indicate that it has sufficient funds available to finance the Proposed Sale.

Disadvantages to Limited Partners of the Proposed Sale

          While the General Partner believes that the Proposed Sale would be in the best interests of the Limited Partners, each Limited Partner should consider the following factors in evaluating the Proposed Sale. Upon the completion of the Proposed Sale of all of the Properties and pending the liquidation of the Partnership, Limited Partners will no longer receive distributions of cash flows from operations since the Partnership will no longer be operating the Properties. However, Limited Partners will receive a distribution of the net proceeds of the Proposed Sale, after deduction of certain expenses and fees as described above in "-- Background and Reasons for the Proposed Sale." Limited Partners will be subject to capital gains taxes to the extent the Purchase Price per Unit exceeds the Limited Partners' adjusted tax basis in each Unit. Finally, Limited Partners will not benefit from future appreciation, if any, in the value of the Properties if the Properties are sold at this time.

Terms of the Proposed Sale

          Properties and Consideration. All of the Properties are Burger King (Registered Trademark) restaurants located at the locations set forth in the following table. A Buyer will agree, subject to the terms and conditions of a purchase agreement to be negotiated between the Partnership and the Buyer, to acquire either (i) all the Properties set forth below for an aggregate purchase price equal to at least the Minimum Price of $8,000,000 or
(ii) less than all of the Properties for a purchase price for the Properties being sold at least equal to the sum of the Target Sales Prices (as set forth below) for such Properties.

Restaurant Number       Location                     Target Sales Price
3442                    Statesville, NC                 $ 1,150,000
3466                    Fairfield, OH                       730,000
3486                    Decatur, AL                       1,440,000
3504                    Springdale, AR                      750,000
3548                    Greenville, SC                      830,000
3588                    Springfield, MA                     490,000
3626                    Greenfield, WI                      650,000
3641                    Atlanta, GA                         960,000
3645                    Klamath Falls, OR                 1,000,000
                           Total ("Minimum Price")      $ 8,000,000

                 Properties--Operating Data. Of the nine Properties, the Partnership owns six of the Properties in fee simple and holds a leasehold interest in three of the Properties. None of the Properties are encumbered by mortgages. The land under each of the Leased Properties is owned in fee by a third party who leases the land to Burger King Corporation (the "Groundlease"). Burger King Corporation subleases the land under each of the Leased Properties to the Partnership (the "BK Leases"), which in turn sub-subleases each of the Leased Properties to individual franchisees (the "Operating Leases"). All of the Operating Leases are net leases and the franchisees pay to the Partnership an amount equal to the greater of (i) the minimum base rent specified in the Operating Leases (as described in the following table) or (ii) a percentage rent equal to 8.5% of the Property's annual gross sales. The minimum base rent is paid monthly while percentage rent is paid quarterly and adjusted on an annual basis. The Partnership has no plans for the renovation, improvement or development of any of the Properties. The franchisees are required to maintain insurance coverage for their respective restaurants as required by the Operating Leases. In the opinion of the General Partner, each of the Properties is adequately covered by insurance.

                                                      OPERATING LEASES                 GROUND LEASES
                                               ----------------------------   ------------------------------
                                                                                                1996 Ground
                                                                                                Rent paid to
 Restaurant                                         Lease       1996 Minimum       Lease        Burger King
   Number     Restaurant Location     Title       Expiration      Base Rent    Expiration<F1>   Corporation
-----------  ---------------------  --------   --------------   ------------  -------------    -------------
    3442     Statesville, NC           Fee         05/23/02        $ 68,330
    3466     Fairfield, OH             Fee         06/03/02          62,303
    3486     Decatur, AL               Fee         08/15/03          63,210
    3504     Springdale, AR            Fee         05/23/02          66,553
    3548     Greenville, SC            Fee         10/31/02          53,904
    3588     Springfield, MA        Leasehold      12/17/02          84,660       12/12/22        $ 41,220
    3626     Greenfield, WI            Fee         02/22/03          66,166
    3641     Atlanta, GA            Leasehold      03/13/03          73,748       03/13/23          37,344
    3645     Klamath Falls, OR      Leasehold      03/24/03          69,716       03/24/23          34,350

<F1>  Assuming exercise of all available renewal options.

                 General Terms and Conditions. The General Partner will endeavor to sell the Properties in one or more Proposed Sales on the most favorable terms that the General Partner is able to negotiate but in any event will not accept a sale price for a bulk sale of all of the Properties which is less than the Minimum Price, nor will it accept a sales price for a sale of less than all of the Properties which is less than the cumulative Target Sales Prices of such Properties.

Federal Income Tax Consequences of the Proposed Sale

                 The following is a summary of the material Federal income tax consequences which may affect a Limited Partner resulting from the Proposed Sale and subsequent liquidation of the Partnership. It would be impractical to discuss all aspects of Federal, state and local income tax laws which may affect the income tax consequences upon Limited Partners described herein and no attempt has been made to do so. This summary is not intended as a substitute for careful tax planning, particularly because the Federal income tax consequences of an investment in partnerships, such as the Partnership, are often dependent on a variety of factors, and the impact of such factors may vary from Limited Partner to Limited Partner according to its own particular tax situation. THEREFORE, EACH LIMITED PARTNER SHOULD SATISFY ITSELF AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN BY OBTAINING GUIDANCE FROM ITS OWN TAX ADVISOR.

                 The following summary is based on the Internal Revenue Code of 1986, as amended to date (the "Code"), the legislative history of the Code, existing and proposed regulations thereunder, judicial decisions and current administrative rulings and practices. No assurance can be given that legislative, judicial or administrative changes may not be forthcoming which would affect the accuracy of this summary. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date of such changes (subject to the applicable statute of limitations). Capitalized terms not defined herein have the same meanings as in the Partnership Agreement.

                 The following discussion is primarily applicable to Limited Partners other than tax-exempt organizations (such as Limited Partners who are holding their Units in employee trusts, institutional retirement accounts and Keogh plans). Those tax-exempt Limited Partners should pay particular attention to the discussion under the heading "Exempt Employee Trusts and Individual Retirement Accounts; Unrelated Business Taxable Income."

                 Limited Partners should be aware that the Internal Revenue Service (the "Service") may not agree with certain of the conclusions reached herein and that, if challenged by the Service, such conclusions might not be sustained by the courts. If the tax treatment accorded to one or more items is disallowed, Limited Partners may be assessed for additional taxes along with interest and penalties.

                 In addition, it should be noted that the Limited Partners may be subject to taxes other than Federal income taxes, such as state and local income or franchise taxes and estate or inheritance taxes which may be imposed by various jurisdictions. This discussion is limited to Federal income tax consequences only.

                 Taxation of Limited Partners in General. The Partnership is a partnership for Federal income tax purposes and therefore is not subject to Federal income tax; rather, each Limited Partner is required to take into account its distributive share of the Partnership's income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner's Federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether it has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on the Schedule K-1; each Limited Partner is required to report consistently with such Schedule K-1 unless it discloses any inconsistent position to the Service when it files its Federal income tax return. A Limited Partner's distributive share of the Partnership's income or loss is determined in accordance with the allocations set forth in the Partnership Agreement. See "Allocation of Partnership Income and Losses," below.

                 Limited Partner's Gain or Loss Upon the Sale of the Properties. Each Limited Partner will be required to include in its income for Federal income tax purposes its allocable share of the gain or loss realized by the Partnership upon the disposition by the Partnership of the Properties pursuant to the Proposed Sale. Such gain or loss will be reportable by a Limited Partner whether or not the Partnership distributes the net proceeds from the sale of the Properties regardless of the amounts actually distributed to such Limited Partner. The character of the gain or loss realized upon the sale of the Properties by each Limited Partner will depend upon, among other things, whether or not the Partnership is considered a "dealer" in its Properties for Federal income tax purposes, as discussed below. The Partnership believes that it will not be considered a "dealer" in real estate, in which event any gain or loss realized from the sale of a Property held for more than one year will be treated as "Section 1231" gain (or loss), except that certain portions of such gain may be "recaptured" as ordinary income. See "Depreciation Recapture" below. Each Limited Partner will then net its "Section 1231" gains and losses from all sources, including its allocable share of such gains and losses realized by the Partnership. Except as provided in the next sentence, to the extent that a Limited Partner has a net "Section 1231" gain for any taxable year "Section 1231" gains and "Section 1231" losses will be treated as long-term capital gains or losses, as the case may be. A net "Section 1231" gain will be treated as ordinary income to the extent that such gain does not exceed the amount of net "Section 1231" losses realized in the five preceding taxable years that did not result in a net "Section 1231" gain for a prior year being treated as ordinary income. To the extent that "Section 1231" gains do not exceed "Section 1231" losses, such gains and losses will be treated as ordinary gains and losses.

                 If the Partnership were considered a "dealer" in the Properties for Federal income tax purposes, the entire portion of the gain (or loss) allocable to any particular Limited Partner as a result of the Proposed Sale of the Properties would be treated as ordinary income (or loss). The Partnership has not been organized to engage in the business of buying and selling real property. The Partnership believes that it should not be characterized as a "dealer" in real property since the sale of the Properties in the liquidation of the Partnership is not in the "ordinary course" of the Partnership's business. The determination of this issue, however, depends on the facts and circumstances of the Partnership's operations, and the Service may disagree with the Partnership's position.

                 Depreciation Recapture. In general, a taxpayer must recapture as ordinary income any gain on the sale of personal property to the extent of the excess of (i) the lower of (x) the amount realized on the sale or (y) the "recomputed basis" of the property (which is generally equal to the adjusted basis of the property plus all adjustments to such basis on account of allowed or allowable depreciation deductions) over (ii) the adjusted basis of such property. In addition, a taxpayer must recapture as ordinary income any gain on the sale of real property (generally, buildings and their structural components) that is recovery property for purposes of the accelerated cost recovery system to the extent of depreciation deductions claimed unless a valid election was made to claim depreciation on a straight-line basis, and in any event to the extent that depreciation deductions claimed in respect of such real property were in excess of straight-line depreciation. The Partnership intends to allocate all of the proceeds from the sale of the Properties to the real property and, based on its election to depreciate the Properties on a straight-line basis, to take the position that the Limited Partners should not be required to recapture any of the depreciation claimed in respect of such real or personal property, such that all of the gain (or loss) realized on the sale of the Properties by the Partnership and allocated to the Limited Partners should be treated in the manner described above. Were the Service to challenge such position, and were such challenge successful, a portion of any gain on the sale of the Properties would be treated as ordinary income rather than as described above.

                 Allocation of Partnership Income and Losses. The income and gain resulting from the Proposed Sale will be allocated to each Limited Partner according to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the gains from the disposition of the Properties would be allocated 99% to the Limited Partners and 1% to the General Partner until the amount so allocated to the Limited Partners increases such Limited

Partners' capital accounts to an amount sufficient, if distributed, to provide each Limited Partner with a return of its original invested capital (generally $1,000 per Unit), plus a cumulative annual compounded return of 12.5% on the Limited Partner's remaining invested capital (generally the Limited Partner's original invested capital reduced by distributions subsequent to the acquisition of the Unit) (such amount, "Payout"). The gains then would be allocated to any Partner to the extent required to increase any Partner's negative capital account to zero and the balance would be allocated 88.89% to the Limited Partners and 11.11% to the General Partner. However, if at the time of the sale of the Properties, Payout has not yet occurred and the aggregate outstanding balance of the Limited Partners' capital accounts exceeds the amount necessary to cause Payout to occur, the gain from the sale of the Properties would be allocated to the General Partner in an amount equal to 12.5% of such excess, and the remaining gain would be allocated 88.89% to the Limited Partners and 11.11% to the General Partner. If Payout has occurred at the time of the sale of the Properties, gain from the sale of such Properties would be allocated first to the General Partner to the extent necessary to bring the General Partner's capital account balance equal to 11.11% of the outstanding aggregate capital balances of all the Partners, and the remaining gain would be allocated 88.89% to the Limited Partners and 11.11% to the General Partner. Any gain from the sale treated as ordinary income as a result of previous depreciation deductions would be allocated to the extent possible under the above rules to those Limited Partners who were allocated such depreciation deductions.

                 For the purpose of the allocations, all items of income, gain, loss, deduction and credit are allocated to each calendar month of the year, regardless of the Partnership's operations during the months of the year, and are apportioned on a monthly basis to the Limited Partner in the ratio in which the number of Units owned by each of them at the end of the month bears to the total number of Units owned by all of them as of that date.

                 Cash Distributions and Adjusted Basis. Cash distributions from the Partnership will be made to each Limited Partner in accordance with the Partnership Agreement. Pursuant to the Partnership Agreement, distributions of the net proceeds from the sale of the Properties would be made, after capital accounts have been adjusted to reflect the gain from such proceeds, subject to the rights of Burger King Corporation under the Property Management Agreement and the Master Agreement, and if Payout has not occurred at such time, (i) 99% to the Limited Partners and 1% to the General Partner to the extent necessary to cause Payout to occur or (ii) if at the time of the distribution the Limited Partners' capital accounts still are insufficient to cause Payout to occur, the distribution would be made 99% to the Limited Partners and 1% to the General Partner until the amount so distributed is sufficient to reduce the lesser of the General Partner's or the Limited Partners' aggregate capital accounts to zero, then to any Partner with a positive capital account balance in an amount sufficient to reduce such balance to zero and finally 99% to the Limited Partners and 1% to the General Partner in the amount necessary to cause Payout to occur. Once Payout occurs, and after adjusting all capital accounts to reflect distributions made as described above, any remaining proceeds would be distributed in proportion to and to the extent of any Partner's remaining capital account balance and finally 88.89% to the Limited Partner and 11.11% to the General Partner.

                 When the Partnership distributes the net proceeds from the sale of the Properties, a Limited Partner may incur Federal income tax in addition to the tax imposed on such Limited Partner's allocable share of the income or loss upon the sale of the Properties. Because the transactions contemplated by this Proxy Statement involve a sale of all the Partnership's remaining assets and the liquidation of the Partnership, any distribution in connection with such transactions will be taxable as a liquidating distribution. In general, a Limited Partner will recognize gain upon receipt of a liquidating cash distribution to the extent that the amount of cash received exceeds such Limited Partner's adjusted basis in the Partnership. Any gain which a Limited Partner recognizes from a liquidating distribution will be taxed as though such Limited Partner had sold or exchanged its Units and, therefore, generally will be taxed as capital gain. A Limited Partner may recognize loss on a liquidating distribution to the extent that such distribution consists of money and the amount of such money is less than the Limited Partner's pre-distribution adjusted basis in its Units.

                 A Limited Partner's adjusted basis in its Units will initially equal the amount of cash contributed to the Partnership by such Limited Partner for its Units or the amount paid by a Limited Partner upon a purchase of the Units. Subsequently, a Limited Partner's adjusted basis is increased by its distributive share of Partnership taxable income and gain (such as from the sale of the Properties) and decreased (but not below zero) by distributions from the Partnership and its distributive share of Partnership deductions and losses, if any. Although special rules apply to the computation of a Limited Partner's adjusted basis where (i) the partnership mortgages its properties or otherwise incurs indebtedness, (ii) the limited partner is personally liable for partnership debts in excess of its capital contributions or (iii) there is a shift in the allocation of partnership profits or losses for the benefit of the limited partners, such rules generally do not impact the Limited Partners of the Partnership.

                 Exempt Employee Trusts and Individual Retirement Accounts. Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to Federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include income from real property, gain from the sale of property other than inventory, interest, dividends and certain other types of passive investment income that is derived from "debt-financed properties" as defined in Section 514 of the Code. Further, if, as the Partnership believes, the Properties are not characterized as "inventory," and are not held primarily for sale to customers in the ordinary course of the Partnership's business, the income from the sale of the Properties should not constitute unrelated business taxable income. Finally, the Partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.

                 Foreign Investors. Foreign corporations, foreign partnerships, foreign trusts, foreign estates and nonresident aliens (collectively "Foreign Persons") who engage in a trade or business in the United States are taxable as domestic persons with respect to income which is effectively connected with the conduct of such trade or business. Limited Partners who are Foreign Persons are deemed to be engaged in a trade or business in the United States as a result of the Partnership's purchase and leasing of the Properties. As a result, rental income from such Properties, the gain or loss from the sale of the Properties, and any interest or dividend income on funds temporarily invested in short-term obligations (as well as gain or loss from the sale of such obligations) will be taxed according to the general rules applicable to domestic entities to the extent that such income and gains are effectively connected with the conduct of the Partnership's business. In the absence of an applicable tax treaty between the United States and a Foreign Person's resident country, the Partnership is required to withhold Federal income tax on amounts actually distributed that are (or are treated as being) effectively connected with the Partnership's trade or business allocable to a Foreign Person, and the Partnership intends to withhold such Federal income tax at the highest rate applicable to individuals or corporations, as the case may be (currently 39.6% and 35%, respectively). The amount of any withholding tax payments will be offset by the Partnership against distributions payable to such Foreign Person. It should be noted that this section does not purport to discuss all of the Federal, state or local tax consequences or considerations that may be applicable to Foreign Persons owning Interests. In particular, foreign corporations owning Units may be subject to the branch profits tax. All Foreign Persons owning Units are strongly encouraged to consult their own tax advisors with respect to their own situations and the effects of the transactions contemplated by this Proxy Statement.

                 State and Local Taxes. The Partnership may operate in states and localities which impose a tax on the Partnership's assets or income or on each Limited Partner's share of any income, and certain states require the Partnership to withhold a portion of earnings or distributions, or both, to non-resident Limited Partners in respect of such taxes. A Limited Partner's distributive share of the taxable income or loss of the Partnership may be required to be included in determining its reportable income for state or local tax purposes in the state in which the Limited Partner resides. In addition, any other states in which the Partnership owns properties may require non-resident Limited Partners to file state income tax returns and may impose a tax determined with reference to a Limited Partner's proportionate share of Partnership income derived from such state. On the other hand, tax losses, if any attributable to the Partnership's ownership of property in a particular state may be available to offset income from other sources derived within that state. To the extent that a non-resident Limited Partner pays tax to a state by virtue of Partnership operations within that state, it may be entitled to a deduction or credit against tax owed to its state of residence with respect to the same income. With respect to corporate Limited Partners, potential taxation of the same income by more than one state may be mitigated by allocation and apportionment rules. In addition, payment of state and local income taxes will constitute a deduction for Federal income tax purposes, assuming (in the case of an individual) that the Limited Partner itemizes deductions.

                 THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATIONS AND THE EFFECTS OF THIS TRANSACTION AS TO FEDERAL, STATE AND LOCAL TAXES INCLUDING, BUT NOT LIMITED TO, INCOME, ESTATE AND INHERITANCE TAXES.

Accounting Treatment of the Proposed Sale

                 The Proposed Sale is expected to result in a gain by the Partnership for financial reporting purposes.

               DISTRIBUTIONS UPON LIQUIDATION OF THE PARTNERSHIP

                 If the Proposed Sale of all of the Properties is consummated, the Partnership will subsequently be dissolved and its business wound up in accordance with Article XI of the Partnership Agreement. The Partnership's funds will be distributed to the Limited Partners and the General Partner in the manner set forth in the Partnership Agreement. Upon completion of the distribution of the Partnership's funds and the liquidation of the Partnership, the General Partner will execute and record a certificate of cancellation of the Partnership and any other documents required to effectuate the dissolution, liquidation and termination of the Partnership, and the legal existence of the Partnership will cease. Subsequent to the consummation of a Proposed Sale, the General Partner will distribute the net proceeds from the Proposed Sale other than amounts which the General Partner expects to retain to cover the expenses of liquidating the Partnership and amounts required to establish reserves for contingencies that the General Partner reasonably deems necessary. Any remaining proceeds not applied to pay such expenses of liquidating the Partnership will be distributed to the Limited Partners upon final liquidation of the Partnership.

                 Assuming the Proposed Sale of all of the Properties was consummated on June 30, 1997 at the Minimum Price, the General Partner estimates that the Limited Partners would have received a distribution of approximately $2,823.22 per Unit, approximately $1,659.14 of which would have constituted Net Cash Flow from operations and approximately $1,164.08 of which would have constituted Net Property Disposition Proceeds. If a Proposed Sale is consummated for a purchase price in excess of the Minimum Price, distributions to Limited Partners and the General Partner will be higher. See "Unaudited Pro Forma Condensed Financial Data."


                 UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

                 The following Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1997 and the Unaudited Pro Forma Statement of Changes in Net Assets Available for Liquidation as of the same date are presented as if the Partnership's remaining six owned properties and three leased properties are sold at the minimum price of $8,000,000 and the Partnership liquidated on June 30, 1997. This unaudited pro forma condensed financial data should be read in conjunction with the financial data appearing in the Form 10-Q for the quarter ended June 30, 1997 incorporated by reference herein.

                       BURGER KING LIMITED PARTNERSHIP I
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 June 30, 1997

                                         Historical                  Pro Forma                Pro Forma            Pro Forma
                                      Balance Sheet <F1>           Proposed Sale             Liquidation         Balance Sheet
                                      At June 30, 1997              Adjustments            Adjustments<F4>      At June 30, 1977
                                 --------------------------  ------------------------   ---------------------- -------------------

Assets
Real estate held for sale . . .          $1,497,736                $ (1,497,736)<F2>          $       --            $       --
Cash  . . . . . . . . . . . . .             813,468                   7,680,000)<F2>             (98,096)            8,395,372
Rent receivable . . . . . . . .              99,584                          --                  (99,584)                   --
                                         ----------                ------------               ----------            ----------
 Total Assets   . . . . . . . .           2,410,788                   6,182,264                 (197,680)            8,393,372
                                         ==========                ============               ==========            ==========

Liabilities and Partners'
 Capital
Liabilities:
 Accounts payable and accrued
 expenses   . . . . . . . . . .          $   46,477                $         --               $  (46,477)           $       --
 Management fee   . . . . . . .                  --                     542,121<F2>                   --               542,121
 Distributions payable  . . . .             151,203                          --                 (151,203)                   --
                                         ----------                ------------               ----------            ----------
   Total Liabilities  . . . . .             197,680                     542,121                 (197,680)              542,121
                                         ==========                ============               ==========            ==========

Partners' Capital (Deficit):
 General Partner  . . . . . . .             (87,668)                    678,092<F3>                   --               590,424
 Limited Partners (15,000 units
 outstanding)   . . . . . . . .           2,300,776                   4,962,051<F3>                   --             7,262,827
                                         ----------                ------------               ----------            ----------
   Total Partners'
    Capital   . . . . . . . . .           2,213,108                   5,640,143                       --             7,853,251
                                         ----------                ------------               ----------            ----------
   Total Liabilities
    and Partners'
    Capital   . . . . . . . . .          $2,410,788                $  6,182,264               $       --            $8,395,372
                                         ==========                ============               ==========            ==========


See accompanying Notes to Unaudited Pro Forma Condensed Financial Data.

                 UNAUDITED PRO FORMA STATEMENT OF CHANGES IN NET ASSETS
                           AVAILABLE FOR LIQUIDATION
                                 June 30, 1997

                                                                    General           Limited              Per
                                                  Total             Partner           Partners           LP Unit
                                           ------------------    --------------  --------------      ---------------

Gross Sales Price . . . . . . . . . . .        $ 8,000,000<F2>
Less Estimated Sales Costs  . . . . . .           (320,000)<F2>
                                               -----------
Estimated Net Sales Proceeds  . . . . .          7,680,000<F2>
                                               -----------
Reserve Net Sales Proceeds  . . . . . .            250,000<F5>
                                               -----------
Total Property Disposition Proceeds .            7,930,000
Distribution of Net Property
 Disposition Proceeds Required to Reach
 Payout:
Remaining Invested Capital at June 30,
 1997 (15,000 Units at $165.58 Unit). .          2,508,788<F6>     $ 25,088         $2,483,700          $165.58
Net Property Disposition Proceeds . . .          5,421,212
Less 10% Management Fee to Burger King
 Corporation  . . . . . . . . . . . . .           (542,121)<F7>
                                               -----------
Remaining Property Disposition
  Proceeds  . . . . . . . . . . . . . .          4,879,091<F7>      542,067          4,337,024           289.13
                                               ===========         ========         ==========          =======

Allocation of Net Property Disposition
 Proceeds   . . . . . . . . . . . . . .          7,387,879          567,155          6,820,724           454.71
Cash Available at June 30, 1997 . . . .            813,468<F1>
Reserve Net Sales Proceeds  . . . . . .           (250,000)<F5>
Liquidation of Balance Sheet Accounts .            (98,096)<F4>
                                               -----------
Allocation of Cash Available from
Operations  . . . . . . . . . . . . . .            465,372<F8>       23,269            442,103            29.48
                                               -----------         --------         ----------          -------

Total Distributions . . . . . . . . . .        $ 7,853,251         $590,424         $7,262,827          $484.19
                                               ===========         ========         ==========          =======


See accompanying Notes to Unaudited Pro Forma Condensed Financial Data.

Notes to Unaudited Pro Forma Condensed Financial Data

[FN]
<F1>     The pro forma balances were prepared by taking historical balances reflected in the Partnership's June 30, 1997 Form 10-Q and adjusting for the Proposed Sale, estimates for selling costs and liquidation of the Partnership, as described in the Proxy Statement.

<F2>     The proceeds from the Proposed Sale are assumed to be $7,680,000 (the
         Minimum Price of $8,000,000 less maximum estimated selling cost of $320,000). Pursuant to the Management Agreement, Burger King Corporation will receive a management fee equal to 10% of the net property sales proceeds after each Limited Partner has received aggregate distributions equal to such Limited Partner's original invested capital plus a cumulative annual compounded return of 12.5% per annum.

<F3>     The adjustments to partners' capital in the amount of $5,640,143 are made to reflect a gain from the Proposed Sale as if it occurred on June 30, 1997.

<F4>     Receipt of rents receivable, payment of accounts payable and accrued expenses and distributions payable prior to the liquidation of the Partnership.

<F5>     Represents Net Property Disposition Proceeds," as defined in the
         Partnership Agreement, previously retained in cash reserves.

<F6>     Section 5.2 of the Partnership Agreement provides that Net Property
         Disposition Proceeds are distributed 99% to the Limited Partners and 1% to the General Partner in an amount sufficient to cause Payout to occur. Payout is defined in the Partnership Agreement as the point in time at which each Limited Partner has received from the Partnership aggregate distributions equal to such Limited Partner's Original Invested Capital plus a cumulative annual compounded return of 12.5% per annum on its Remaining Invested Capital, as adjusted from time to time.

<F7>     After Payout has occurred and capital accounts have been adjusted to zero, Burger King Corporation is entitled to receive a management fee equal to 10% of the Net Property Disposition Proceeds remaining after Payout and, thereafter, distributions of the Net Property Disposition Proceeds are allocated 88.89% to the Limited Partners and 11.11% to the General Partner.

<F8>     After payment of all the debts, liabilities and obligations of the
         Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner reasonably deems necessary, liquidating distributions shall be made to the Limited Partners in the same manner that "Net Cash Flow from Operations," as defined in the Partnership Agreement, is distributed in accordance with Section 5.1 of the Partnership Agreement.

                            SELECTED FINANCIAL DATA

                 The following table sets forth selected historical financial data of the Partnership for the five years ended December 31, 1996 and the six months ended June 30, 1997 and 1996. The selected historical financial data for the five years ended December 31, 1996 were derived from the Partnership's financial statements for the corresponding periods. The selected historical financial data for the six months ended June 30, 1997 and 1996, respectively, are unaudited but, in the opinion of management, include all adjustments necessary for a fair presentation of the financial data for such periods. The results for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results for a full fiscal year.

                 Limited Partners should note that the General Partner does not maintain a separate audited balance sheet. The General Partner is an affiliate of Lehman Brothers Inc. The General Partner has no employees and conducts no business other than serving as the General Partner of the Partnership. The General Partner does not believe that the disclosure of its audited balance sheet would be material to a Limited Partner's evaluation of the Proposed Sale since the General Partner's financial condition will have no effect on distributions to the Limited Partners in connection with the Proposed Sale or thereafter. For additional information, see the unaudited Pro Forma Condensed Financial Data and Financial Statements included elsewhere in this Proxy Statement. The following table should be read in conjunction with the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997, as well as any other documents filed by the Partnership after the date of this Proxy Statement, all of which are incorporated by reference in this Proxy Statement. For a report by the Partnership's independent auditors with respect to historical financial information, see "Index to Financial Statements."

                                      Six Months Ended
                                          June 30,                                   Year Ended December 31,
                                 --------------------------  ---------------------------------------------------------------------
Financial Data                       1997          1996           1996          1995          1994          1993           1992
------------------------------   ------------  ------------  ------------   ------------  ------------  ------------  ------------

Rental Income . . . . . . . . .   $  473,919    $  525,351     $  994,879    $1,004,195    $1,820,012    $1,907,913     $2,415,894
Gains on Sales of Properties  .           --            --        338,595     1,253,015     2,040,687       550,609      1,539,107
Net Income  . . . . . . . . . .      328,996       362,440      1,026,350     1,870,532     3,179,853     1,734,447      2,981,876
Net Income per Unit . . . . . .        20.84         22.77          65.54        121.41        206.04        110.38         191.76
Total Assets  . . . . . . . . .    2,410,788     3,052,291      3,052,291     2,886,432     5,841,632     5,944,174      6,961,206

Quarterly Cash
Distributions (per Unit)           1997             1996               1995             1994             1993            1992
---------------------------  -------------   -------------       -------------    -------------    -------------    -------------

First quarter . . . . . . .      $  9.06           $ 9.00            $ 134.87          $ 21.42         $ 24.24        $ 26.10
Second quarter  . . . . . .        11.78            13.11                4.73            21.73           92.91          28.35
Third quarter . . . . . . .           --            16.33               11.84           159.37           22.99          29.45
Fourth quarter  . . . . . .           --            51.42               10.52           156.33           23.68         205.88
Total Cash Distributions  .      $ 20.84           $90.38<F1>        $ 161.96<F2>      $358.85<F3>     $163.82<F4>    $289.78<F5>

[FN]
<F1> Includes a distribution of $38.31 from the sale of one of the Properties located in Wichita, KS.
<F2> Includes a distribution of $128.37 from the sale of three of the
     Properties located, respectively, in Washington, NC; Carlsbad, NM; and Big Spring, TX.
<F3> Includes a $139.66 per Unit distribution from the sale of six Properties located in, respectively, Madison Heights, VA; Pearl, MS; Falmouth, MA; Tucson, AZ; West Springfield, MA; and Jackson, MS and a $140.65 per unit distribution from the sale of four Properties located, respectively, in Kansas City, MO; Pasco, WA; Salem, MA; and West Allis, WI.
<F4> Includes a $71.91 per Unit distribution from the sale of three
     Properties located, respectively, in Atlantic Highlands, NJ; Rohnert Park, CA; and Dothan, AL.
<F5> Includes a $171.30 per Unit distribution from the sale of five
     Properties located, respectively, in Grand Island, NE; Marion, VA; Sunnyvale, CA; Greenbelt, MD; and Guilderland, NY.

                          BUSINESS OF THE PARTNERSHIP

                 The Partnership was formed as a limited partnership on December 14, 1981 under the partnership laws of the State of New York. The General Partner of the Partnership is BK I Realty Inc. (formerly Shearson/BK Realty, Inc.), a New York corporation and an affiliate of Lehman Brothers Inc. (formerly Shearson Lehman Brothers, Inc.). The Partnership has no employees. The Partnership engages in the business of acquiring, constructing, improving, holding and maintaining Burger King restaurants. The Properties are leased on a long-term net basis to franchisees of Burger King Corporation.

                 The Properties consist of the restaurant buildings, the fixtures and improvements, and, in some cases, the underlying land. See "Description of the Proposed Sale -- Terms of the Proposed Sale." For a Property located on land owned by the Partnership, the annual rent is the greater of (i) 14.5% of the Partnership's investment (which shall equal the cost of land acquisition plus construction costs, as estimated at the date the lease is executed, and capitalized interest) or (ii) 8.5% of the Property's annual gross sales. For a Property located on land leased by the Partnership, the annual rent is the greater of (i) 14.5% of the Partnership's investment plus the annual ground rent paid by the Partnership to Burger King Corporation who, in turn, pays rent to the owner of the underlying land or
(ii) 8.5% of the Property's annual gross sales.

                 Percentage rents received by the Partnership from the restaurant leases are based on the sales generated by the lessees in the quick service food business. Competition in the quick service food industry has generally become more intense as the number of chains competing for the consumer's business has increased. For most chains, the General Partner believes that in 1997 the primary source of revenue growth has been and will continue to be the development of new restaurants or the acquisition of existing restaurants. As a result, intense price competition and aggressive marketing promotions have become essential ingredients in the effort to increase sales from existing restaurants. Other factors which influence sales include, but are not limited to, product quality, customer service, and the diversity of menu offerings. Such competition may adversely affect the percentage rents received by the Partnership from time to time.

                 The Partnership's principal investment objectives are:

                          (1) to provide regular and increasing cash distributions, a portion of which will be "tax sheltered"; and

                          (2) to provide realization of the long-term appreciation in the value of the Properties, consistent in all cases with the preservation of Limited Partners' capital.

                 Burger King Corporation had the right of first refusal to match any third-party offer to purchase any Property from the Partnership during the first seven years following the closing date, as well as the option to purchase at a price equal to the fair market value of any Property as determined by an independent third-party appraisal any or all of the Properties from the Partnership at any time during the eighth through tenth years following the closing date. Upon expiration of these options in 1992, the General Partner began marketing the Properties for sale. Until all of the Properties are sold, the Partnership will continue to operate the restaurants and make distributions to Limited Partners in accordance with the terms of the Partnership Agreement.

                 The Partnership is not currently involved in any legal proceedings the outcome of which, if determined adversely to the Partnership, would have a material adverse effect on the financial condition or results of operations of the Partnership.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                 The following documents filed by the Partnership (File No. 733-667) with the Securities & Exchange Commission are hereby incorporated in this Proxy Statement by reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"); and

         2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997 (collectively, the "Forms 10-Q").

                 All reports and other documents filed by the Partnership after the date of this Proxy Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in another document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                OTHER BUSINESS

                 If any other matters are properly presented to the Special Meeting for consideration, the General Partner will have discretion to vote on such matters in accordance with its best judgment. As of the date hereof, the General Partner knows of no such matters.

                           INDEX TO FINANCIAL STATEMENTS

     Report of Independent Auditors  . . . . . . . . . . . . . . . . . .   F-1

     Audited Financial Statements:
       Audited Balance Sheets of the Partnership as of December 31,
          1996 and December 31, 1995   . . . . . . . . . . . . . . . . .   F-2
       Audited Statements of Partners' Capital (Deficit) for the
          years ended December 31, 1996, December 31, 1995 and
          December 31, 1994  . . . . . . . . . . . . . . . . . . . . . .   F-3
       Audited Statements of Operations for the years ended
          December 31, 1996, December 31, 1995 and December 31,
          1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-4
       Audited Statements of Cash Flows for the years ended
          December 31, 1996, December 31, 1995 and December 31,
          1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-5
       Notes to Audited Financial Statements . . . . . . . . . . . . . .   F-6

     Interim Financial Statements:
       Unaudited Balance Sheet for the six months ended June 30,
          1997 and at year ended December 31, 1996   . . . . . . . . . .   F-15
       Unaudited Statement of Partners' Capital (Deficit) for the
          six months ended June 30, 1997   . . . . . . . . . . . . . . .   F-16
       Unaudited Statements of Operations for the three and six
          months ended June 30, 1997 and June 30, 1996   . . . . . . . .   F-17
       Unaudited Statements of Cash Flow for the six months ended
          June 30, 1997 and June 30, 1996  . . . . . . . . . . . . . . .   F-18
     Notes to Interim Financial Statements . . . . . . . . . . . . . . .   F-19

                            INDEPENDENT AUDITORS' REPORT

     The Partners
     Burger King Limited Partnership I:

     We have audited the accompanying balance sheets of Burger King Limited Partnership I (a New York limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burger King Limited Partnership I as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                         KPMG PEAT MARWICK LLP

     Boston, Massachusetts
     January 31, 1997

     BURGER KING LIMITED PARTNERSHIP I


                                                                                  At December 31,             At December 31,
     Balance Sheets                                                                    1996                         1995
                                                                            -------------------------   -------------------------

     Assets
     Real estate held for sale                                                    $ 1,497,736                   $        --
     Real estate at cost:
       Land                                                                                --                     1,113,406
       Buildings                                                                           --                     2,210,836
       Fixtures and equipment                                                              --                       485,306
                                                                                  -----------                   -----------
                                                                                           --                     3,809,548
       Less accumulated depreciation                                                       --                    (1,961,780)
                                                                                  -----------                  ------------
                                                                                           --                     1,847,768

     Cash and cash equivalents                                                      1,478,513                       973,641
     Rent receivable                                                                   76,042                        65,023
                                                                                   ----------                   -----------

     Total Assets                                                                 $ 3,052,291                   $ 2,886,432
                                                                                  ===========                   ===========
     Liabilities and Partners' Capital
     Liabilities:
       Accounts payable and accrued expenses                                      $    36,025                   $   139,418
       Due to Burger King Corporation                                                  14,152                            --
       Distributions payable                                                          812,096                       180,645
                                                                                  -----------                   -----------
         Total Liabilities                                                            862,273                       320,063
                                                                                  -----------                   -----------
     Partners' Capital (Deficit):
       General Partner                                                                (88,823)                      (85,088)
       Limited Partners (15,000 units outstanding)                                  2,278,841                     2,651,457
                                                                                  -----------                   -----------
          Total Partners' Capital                                                   2,190,018                     2,566,369
                                                                                  -----------                   -----------
     Total Liabilities and Partners' Capital                                      $ 3,052,291                   $ 2,886,432
                                                                                  ===========                   ===========

     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I



     Statements of Partners' Capital (Deficit)
     For the years ended December 31, 1996, 1995 and 1994
                                                                       General
                                                                       Partner                                       Total
                                                                 -------------------                         ---------------------

     Balance at December 31, 1993                                  $   (73,199)           $ 5,551,950             $ 5,478,751
     Net Income                                                         89,234              3,090,619               3,179,853
     Distributions to partners (Note 7)                               (104,472)            (5,382,754)             (5,487,226)
                                                                   -----------            ------------            ------------
     Balance at December 31, 1994                                      (88,437)             3,259,815               3,171,378
     Net Income                                                         49,322              1,821,210               1,870,532
     Distributions to partners (Note 7)                                (45,973)            (2,429,568)             (2,475,541)
                                                                   -----------            ------------            ------------
     Balance at December 31, 1995                                      (85,088)             2,651,457               2,566,369
     Net Income                                                         43,180                983,170               1,026,350
     Distributions to partners (Note 7)                                (46,915)            (1,355,786)             (1,402,701)
                                                                   -----------            ------------            ------------
     Balance at December 31, 1996                                  $   (88,823)           $ 2,278,841             $ 2,190,018
                                                                   ===========            ===========             ===========

     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I



     Statements of Operations
     For the years ended December 31,                                        1996                 1995                 1994
     --------------------------------                                -----------------    -----------------    -------------------

     Income
     Rent (Note 4)                                                     $   994,879           $ 1,004,195           $ 1,820,012
     Interest                                                               58,248                75,276                40,987
     Other                                                                   1,140                 1,905                 2,828
                                                                       -----------           -----------           ------------
       Total Income                                                      1,054,267             1,081,376             1,863,827
                                                                       -----------           -----------           ------------
     Expenses
     Depreciation                                                          108,127               118,323               237,368
     Ground lease rent (Note 4)                                            112,914               112,914               171,976
     Management fee (Note 5)                                                87,601                89,129               164,912
     General and administrative                                             57,870               143,493               150,405
       Total Expenses                                                      366,512               463,859               724,661
                                                                       -----------           -----------           ------------
     Income from operations                                                687,755               617,517             1,139,166
                                                                       -----------           -----------           ------------
     Other Income
     Gains on sales of properties (Note 4)                                 338,595             1,253,015             2,040,687
                                                                       -----------           -----------           ------------
     Net Income                                                          1,026,350             1,870,532             3,179,853
                                                                       ===========           ===========           ============
     Net Income Allocated:
     To the General Partner                                                 43,180                49,322                89,234
     To the Limited Partners                                               983,170             1,821,210             3,090,619
                                                                       -----------           -----------           ------------
                                                                         1,026,350             1,870,532             3,179,853
                                                                       ===========           ===========           ============
     Per limited partnership unit                                      $     65.54           $    121.41           $    206.04
     (15,000 outstanding)                                              -----------           -----------           ------------



     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I




     Statements of Cash Flows
     For the years ended December 31,                                        1996                 1995                 1994
     --------------------------------                                -----------------    ----------------     ------------------

     Cash Flows From Operating Activities

     Net Income                                                        $ 1,026,350           $ 1,870,532           $ 3,179,853
     Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                        108,127               118,323               237,368
       Gains on sales of properties                                       (338,595)           (1,253,015)           (2,040,687)
       Increase (decrease) in cash arising from changes
       in operating assets and liabilities:
          Settlement escrow receivable                                          --                95,260               (95,260)
          Rent receivable                                                  (11,019)               34,957               (28,796)
          Accounts payable and accrued expenses                           (103,393)             (112,604)              203,648
          Due to Burger King Corporation                                    14,152                    --                    --
                                                                       -----------           -----------           -----------
    Net cash provided by operating activities                              695,622               753,453             1,456,126
                                                                       -----------           -----------           -----------
     Cash Flows From Investing Activities
     Proceeds from sales of properties                                     580,500             1,804,526             4,637,811
                                                                       -----------           -----------           -----------
     Net cash provided by investing activities                             580,500             1,804,526             4,637,811
                                                                       -----------           -----------           -----------
     Cash Flows From Financing Activities
     Cash distributions to partners                                       (771,250)           (4,713,128)           (3,486,043)
                                                                       -----------           -----------           -----------
     Net cash used for financing activities                               (771,250)           (4,713,128)           (3,486,043)
                                                                       -----------           -----------           -----------
     Net increase (decrease) in cash and cash equivalents                  504,872            (2,155,149)            2,607,894
     Cash and cash equivalents, beginning of period                        973,641             3,128,790               520,896
                                                                       -----------           -----------           -----------
     Cash and cash equivalents, end of period                          $ 1,478,513           $   973,641           $ 3,128,790
                                                                       ===========           ===========           ===========

     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I

     NOTES TO THE FINANCIAL STATEMENTS
     December 31, 1996, 1995 and 1994

     1. Organization

     Burger King Limited Partnership I (the "Partnership") was formed as a New York limited partnership on December 14, 1981. The Partnership was formed for the purpose of acquiring, constructing, improving, holding, and maintaining Burger King (Registered Trademark) restaurant properties (the "Properties") to be leased on a net basis to franchisees of Burger King Corporation ("BKC").

     The general partner is BK I Realty Inc. (the "General Partner"), formerly Shearson/BK Realty, Inc., an affiliate of Lehman Brothers Inc. On July 31, 1993, certain of Shearson Lehman Brothers Inc.'s domestic retail brokerage and management businesses were sold to Smith Barney, Harris Upham & Co. Inc. Included in the purchase was the name "Shearson." Consequently, the General Partner's name was changed to delete any reference to "Shearson."

     The General Partner has had discussions with a number of institutions and other third parties interested in purchasing the Partnership's nine remaining Properties. However, an environmental issue at the Greenfield Property has, to date, delayed efforts to complete a bulk sale of the remaining Properties. In light of this unanticipated lengthy delay the Partnership has encountered during the past two years in its efforts to reach an agreement for a remediation plan for the site, the General Partner has decided to move forward with efforts to market the Properties for a bulk sale during 1997. Until all of the Properties are sold, the Partnership will continue to operate the Properties, and it is intended that cash flow from operations will be distributed to the partners of the Partnership in accordance with the terms of the Partnership Agreement. As a result of the Partnership's intention to pursue a sale of the Properties, the Properties have been reclassified on the Partnership's balance sheet as real estate held for sale (See
     Note 8).

     2.  Significant Accounting Policies

     Basis of Accounting The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenues are recognized as earned and expenses are recorded as obligations are incurred. Partnership revenue is realized from base and percentage rents received on each individual Property. Minimum base rents on the leased properties increase in an amount equal to corresponding increases in expenses incurred pursuant to the underlying ground leases.

     Accounting for Impairment In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), which requires

     BURGER KING LIMITED PARTNERSHIP I

     impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 requires that assets held for sale or disposal be carried at the lower of carrying amount or fair value less cost to sell and prohibits depreciation from being recorded during the periods which the asset is being held for sale or disposal. The Partnership adopted FAS 121 in the fourth quarter of 1995.

     Real Estate Held for Sale Prior to December 31, 1996, the Partnership's real estate investments, which consist of buildings, fixtures and improvements and, in some cases, the underlying land were recorded at cost less accumulated depreciation. Cost included the initial purchase price of the Properties plus closing costs, acquisition and legal fees and original capital improvements. The General Partner has decided to move forward with efforts to sell the Properties during 1997. As of December 31, 1996, the Partnership's real estate investments (as discussed in Note 4), which had a carrying value of $1,497,736, were reclassified as "Real Estate Held for Sale" and are carried at the lower of cost or fair value less any estimated costs to sell the Properties, including any estimated environmental remediation costs. Depreciation will be suspended in accordance with FAS 121. Depreciation of buildings was computed using the straight-line method over an estimated useful life of 20 years. Depreciation of the fixtures and improvements was computed under the straight-line method over an estimated useful life of 7 years.

     Reclassifications Certain prior year amounts have been reclassified in order to conform to the current year's presentation.

     Cash Equivalents Cash equivalents consist of short-term highly liquid investments which have maturities of three months or less from the date of purchase. The carrying value approximates fair value because of the short maturity of these instruments.

     Concentration of Credit Risk Financial instruments which potentially subject the Partnership to a concentration of credit risk principally consist of cash in excess of the financial institutions' insurance limits. The Partnership invests available cash with high credit quality financial institutions.

     Income Taxes No provision for income taxes has been made in the financial statements of the Partnership since such taxes are the responsibility of the individual partners rather than of the Partnership.

     Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported

     BURGER KING LIMITED PARTNERSHIP I

     amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3. Partnership Allocations

     Allocation of Income and Loss In accordance with the partnership agreement dated December 14, 1981 (the "Partnership Agreement"), credits and income or gain from the Partnership's operations are allocated, without regard to depreciation, in proportion to distributions of net cash flow from operations made to the partners. To the extent that any such income or gain exceeds distributions in any year, such excess shall be allocated 95% to the limited partners and 5% to the General Partner. Depreciation shall be allocated annually in proportion to the partners' respective capital accounts as of the beginning of the year.

     Net income is allocated monthly and is apportioned to the limited partners of the Partnership in the pro rata basis in which the number of units owned by each limited partner on the last day of the month bears to the total number of units owned by the General Partner and all the limited partners as of that date. At December 31, 1996, 1995 and 1994 and during the years then ended, there were 15,000 units of limited partnership units outstanding (the "Units").

     Gains with respect to dispositions of the Properties shall be allocated as follows: first, 99% to the limited partners and 1% to the General Partner until the limited partners achieve payout as defined in the Partnership Agreement ("Payout"); second, to any partner in an amount sufficient to increase his negative capital account to zero; and third, 88.89% to the limited partners and 11.11% to the General Partner. Subsequent to Payout, gains shall be allocated to the General Partner until their capital account equals 11.11% of the aggregate outstanding capital balances of all the partners and any remaining gain shall be allocated 88.89% to the limited partners and 11.11% to the General Partner.

     Prior to Payout, losses shall be allocated 99% to the limited partners and 1% to the General Partner. Subsequent to Payout, losses shall be allocated 88.89% to the limited partners and 11.11% to the General Partner.

     Cash Distributions Distributions of net cash flows from operations are made quarterly and are allocated 95% to the limited partners and 1% to the General Partner, with the remaining 4% distributed to the limited partners to the extent that cash distributions to the limited partners for the Partnership's fiscal year do not equal at least 12.5% of their remaining invested capital and the remainder, if any, is distributed to the General Partner. For the year ended December 31, 1996, distributions to the limited partners were in excess of a 12.5% return on their remaining invested capital as defined in the Partnership Agreement.

     BURGER KING LIMITED PARTNERSHIP I

     Distributions of net property disposition proceeds are made quarterly and are allocated 99% to the limited partners and 1% to the General Partner until Payout. After Payout, BKC receives an additional management fee equal to 10% of the net property disposition proceeds, and the remainder is distributed 88.89% to the limited partners and 11.11% to the General Partner. As of December 31, 1996, Payout had not occurred.

     4. Real Estate

     As of December 31, 1996, 1995 and 1994, the Partnership owned 9, 10 and 13 Properties, respectively, consisting of the restaurant buildings, fixtures and improvements, and in some cases, the underlying land.

     The Properties are leased on a net basis to franchisees of BKC. The leases between the Partnership and the franchisees (the "Leases") had an initial term of 20 years with no renewal options. All of the Leases expire in the year 2002 or 2003. With respect to those Properties in which the Partnership does not own the underlying land, there is a ground lease between the Partnership and BKC (collectively, the "Ground Leases"). The Ground Leases had an initial term of 10 years with a minimum of two five-year renewal options. Minimum future rentals on the noncancelable term of the Leases and the related Ground Leases as of December 31, 1996 are as follows:

     Years ending               Minimum Rental           Ground Lease
     December 31,                  Income                Obligations
     --------------        ---------------------   --------------------

     1997                       $ 608,667               $113,224
     1998                         627,593                132,260
     1999                         630,715                135,382
     2000                         630,715                135,382
     2001                         630,715                135,382
     Thereafter                   543,698                152,112
                                ---------               --------
                               $3,672,103               $803,742
                               ----------               --------

     Leases are on a net basis requiring the franchisees to pay all taxes, assessments, maintenance costs, insurance premiums and other impositions against the premises. The franchisee is also required to make percentage rental payments to the extent that 8.5% of such franchisee's annual gross sales exceed the minimum base rent. Percentage rental income for the years ended December 31, 1996, 1995 and 1994 was $339,461, $296,408 and $360,257, respectively.

     BURGER KING LIMITED PARTNERSHIP I

     During the year ended December 31, 1996, the Partnership sold the following Property:

                                                             Date of          Adjusted         Net Book         Gain on
     Store                                                    Sale         Selling Price        Value             Sale
     -------------                                       --------------   --------------   --------------   --------------

     Wichita, KS                                            10/01/96         $  580,500       $  241,905       $  338,595
                                                            --------          ---------        ---------       ----------

     During the year ended December 31, 1995, the Partnership sold the following Properties:

                                                              Dates           Adjusted           Net             Gains
                                                               of             Selling            Book              on
     Stores                                                   Sales            Prices           Values           Sales
     ------------                                        --------------   --------------   --------------   --------------

     Washington, NC                                          3/08/95        $   619,944      $   180,837      $    439,107
     Carlsbad, NM                                            3/31/95            728,684          240,175           488,509
     Big Spring, TX                                          3/31/95            455,898          130,499           325,399
                                                                            $ 1,804,526      $   551,511      $  1,253,015
                                                                            -----------      -----------      ------------

     During the year ended December 31, 1994, the Partnership sold the following
     Properties:

                                                                Dates of      Adjusted Selling      Net Book           Gains on
     Stores                                                       Sales            Prices            Values             Sales
     ----------                                             ---------------   ---------------   ---------------   ---------------

     Madison Heights, VA                                       7/01/94         $  369,218         $  274,271         $   94,947
     Pearl, MS                                                 8/01/94            427,108            257,672            169,436
     Falmouth, MA                                              8/01/94            568,353            289,187            279,166
     Tucson, AZ                                                8/01/94            161,163             74,146             87,017
     W. Springfield, MA                                        8/01/94            151,391            104,977             46,414
     Jackson, MS                                               8/01/94            503,149            332,299            170,850
     Kansas City, MO                                          12/02/94            536,691            290,626            246,065
     Salem, MA                                                12/09/94            590,264            335,664            254,600
     Pasco, WA                                                12/15/94            618,487            271,444            347,043
     West Allis, WI                                           12/15/94            711,987            366,838            345,149
                                                                               $4,637,811         $2,597,124         $2,040,687
                                                                                ---------          ---------          ---------

     BURGER KING LIMITED PARTNERSHIP I

     For the year ended December 31, 1996, the Properties located in Statesville (NC), Decatur (AL), Springdale (AR), Atlanta (GA) and Klamath Falls (OR) generated 11%, 14%, 10%, 13% and 13%, respectively, of the Partnership's rental revenues. No individual Property represented 10% or more of the Partnership's total assets for the year ended December 31, 1996.

     5.  Management Agreement

     The Partnership has entered into an agreement (the "Agreement") with BKC for the management of the Properties. The Agreement provides for a fee equal to 10% of all rental income received by the Partnership from the Properties. To the extent the annual rental income from the Properties is less than 15% of the Partnership's investments in the Properties, as defined in the Agreement, BKC is required to refund all or a portion of such management fee to provide the Partnership with a 15% return on funds invested in the Properties. At December 31, 1996, 1995 and 1994, no such amounts were due from BKC.

     Pursuant to an indemnity agreement between BKC and the Partnership (the "Indemnity Agreement"), in the event of a default under the Leases, BKC is obligated to pay the minimum monthly rent due under the Lease for the period that the Lease is in default. The cumulative payments made by BKC pursuant to the Indemnity Agreement are limited to an indemnity amount which was originally 10% of the Partnership's original investment in the Properties as defined in the Indemnity Agreement, or $1,301,325. The indemnity amount may be decreased by the amount of the minimum monthly rent payments made by BKC to the Partnership pursuant to the Indemnity Agreement. In 1987 and subsequent years, the indemnity amount was decreased on an annual basis by an amount equal to the greater of
     (1) payments made by BKC pursuant to the Indemnity Agreement or (2) 6-2/3% of the fifth year amount of the indemnity until it is reduced to zero. On December 31, 1996, the indemnity amount was approximately $433,862.

     6. Transactions with Affiliates

     Amounts reimbursed to the General Partner and its affiliates for out-of-pocket expenses during the years ended December 31, 1996, 1995 and 1994 were as follows:


                                                            Unpaid at
                                                          December 31,                        Earned
                                                         --------------   ------------------------------------------------
                                                              1996              1996             1995             1994
                                                         --------------   --------------   --------------   --------------

     BK I Realty Inc. and affiliates                          $--               $402             $1,382           $7,072
     Out-of-pocket expenses                                    --               ----             ------           ------
                                                              $--               $402             $1,382           $7,072
                                                               --               ----             ------           ------

     Cash and cash equivalents reflected on the Partnership's balance sheet at December 31, 1995 were on deposit with an affiliate of the General Partner. As of December 31, 1996, no cash and cash equivalents were on deposit with an affiliate of the General Partner or the Partnership.

     7.  Distributions

     Distributions paid or payable to the limited partners and the General Partner for the years ended December 31, 1996, 1995, and 1994 are aggregated as follows:

                                              1996                            1995                          1994
                                 ----------------------------    ----------------------------   --------------------------
                                      Total         Per Unit         Total         Per Unit         Total        Per Unit
                                 -------------   ------------    ------------   ------------    -----------    ------------

     Limited Partners
     Cash flow from operations     $  781,090       $   52.07      $  503,909      $   33.59      $1,177,999     $   78.54
     Net property disposition
       proceeds                       574,695           38.31       1,925,659         128.37       4,204,755        280.31
                                   ----------       ---------      ----------      ---------      ----------     ---------

    Total Limited Partners         $1,355,785       $   90.38      $2,429,568      $  161.96      $5,382,754     $  358.85
                                   ----------       ---------      ----------      ---------      ----------     ---------

     General Partner
     Cash flow from operations     $   41,110       $      --      $   26,522      $      --      $   62,000     $      --
     Net property disposition
       proceeds                         5,805              --          19,451             --          42,472            --
                                   ----------       ---------      ----------      ---------      ----------     ---------
     Total General Partner         $   46,915       $      --      $   45,973      $      --      $  104,472     $      --
                                   ----------       ---------      ----------      ---------      ----------     ---------

     BURGER KING LIMITED PARTNERSHIP I

     As of December 31, 1996, the Partnership declared a distribution of $787,488, of which $771,333 ($51.42 per unit) was paid to limited partners and $3,231 was paid to the General Partner on January 30, 1997. The remaining $12,924 was distributed to the General Partner in accordance with the Partnership Agreement.

     Pursuant to the terms of the Partnership Agreement, 80% of the General Partner's quarterly distributions from operations are retained by the Partnership, until it is determined that the unitholders have received their priority return as defined in the Partnership Agreement. For the year ended December 31, 1996, the unitholders received their priority return, and all amounts retained in 1996 were paid to the General Partner on January 30, 1997 in a distribution which amounted to $37,532 and included $12,924 for the fourth quarter of 1996.

     8.  Contingency

     On September 23, 1994, the Partnership notified the State of Wisconsin Department of Natural Resources ("WDNR") that petroleum and chlorinated compounds were discovered at one of the Partnership's restaurant properties located in Greenfield, Wisconsin (the "Greenfield Property"). The WDNR has indicated that under Wisconsin state law, the Partnership is responsible for remediating the site. The Partnership had previously proposed site-specific, clean-up standards for the Greenfield Property to the WDNR, whose response has taken significantly longer than originally anticipated. In light of this unanticipated lengthy delay, the General Partner has decided to move forward with its efforts to market the Properties for a bulk sale during 1997. Upon the sale of the Properties, the General Partner intends to distribute the net sales proceeds in accordance with the terms of the Partnership Agreement. While we are hopeful that a sale of the Properties can be completed during 1997, there can be no assurances that such efforts will be successful.

     The General Partner believes that the potential environmental remediation costs associated with the Greenfield Property will not exceed approximately $300,000 and, therefore, in accordance with the Partnership Agreement, such amount has been set aside from the Partnership's net cash flow from operations to fund these costs. If the proposed site-specific standards are approved by the WDNR prior to any sale, it is expected that any of such reserves spent on the environmental remediation will be recovered from the proceeds of the eventual sale of the Greenfield Property. Therefore, any remediation costs incurred prior to a sale of the Greenfield Property will be capitalized and included in the carrying value of the Properties. Alternatively, if the sale occurs prior to the receipt of such approval, it is likely that any buyer will attribute a discount to the value of the Greenfield Property in determining an acceptable purchase price.

     BURGER KING LIMITED PARTNERSHIP I

     9. Reconciliation of Financial Statement Net Income and Partners' Capital to Federal Income Tax Basis Net Income and Partners' Capital

     Reconciliation of financial statement net income to federal income tax basis net income:

                                                                                   Years Ended December 31,
                                                                 ---------------------------------------------------------
                                                                        1996                 1995                1994
                                                                 -----------------   -----------------   -----------------

     Financial statement net income                                  $ 1,026,350         $ 1,870,532         $ 3,179,853
     Tax basis depreciation over financial statement
       depreciation                                                      (21,624)            (36,099)            (61,143)
     Financial statement gain on sales of Properties under
       tax basis gain on sales of Properties                              46,713              79,771             453,235
                                                                     -----------         -----------         -----------
     Federal income tax basis net income                             $ 1,051,439         $ 1,914,204         $ 3,571,945
                                                                     -----------         -----------         -----------


     Reconciliation of financial statement basis partners' capital to federal income tax basis partners' capital:

                                                                                   Years Ended December 31,
                                                                 ---------------------------------------------------------
                                                                        1996                 1995                1994
                                                                 -----------------   -----------------   -----------------

     Financial statement basis partners' capital                     $ 2,190,018         $ 2,566,369         $ 3,171,378
     Current year financial statement net income
       under federal income tax basis net income                          25,089              43,672             392,092
     Cumulative financial statement net income under
       cumulative federal income tax basis net income                  1,236,879           1,193,207             801,115
                                                                     -----------         -----------         -----------

     Federal income tax basis partners' capital                      $ 3,451,986         $ 3,803,248         $ 4,364,585
                                                                     -----------         -----------         -----------

     Because many types of transactions are susceptible to varying interpretations under Federal and state tax laws and regulations, the amounts reported above may be subject to change at a later date upon final determination by the taxing authorities.

     BURGER KING LIMITED PARTNERSHIP I


                                                                                    At June 30,               At December 31,
     Balance Sheets                                                                    1997                         1996
     ---------------                                                        -------------------------   -------------------------

     Assets
     Real estate held for sale                                                       $  1,497,736             $  1,497,736
     Cash and cash equivalents                                                            813,468                1,478,513
     Rent and other receivables                                                            99,584                   76,042
                                                                                     ------------             ------------
     Total assets                                                                    $  2,410,788             $  3,052,291
                                                                                     ------------             ------------
     Liabilities and Partners' Capital
     Liabilities:
       Accounts payable and accrued expenses                                         $     46,477             $     36,025
       Due to Burger King Corporation                                                          --                   14,152
       Distributions payable                                                              151,203                  812,096
                                                                                       ----------             ------------
                   Total Liabilities                                                      197,680                  862,273
                                                                                       ----------             ------------
     Partners' Capital (Deficit):
       General Partner                                                                   (87,668)                 (88,823)
       Limited Partners (15,000 units outstanding)                                     2,300,776                2,278,841
                                                                                     -----------              -----------
      Total Partners' Capital                                                          2,213,108                2,190,018
                                                                                     -----------             ------------
     Total Liabilities and Partners' Capital                                         $ 2,410,788             $  3,052,291
                                                                                     ===========             ============

     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I


     Statements of Partners' Capital (Deficit)
     For the six months ended June 30, 1997
     -----------------------------------------

                                                                       General Partner      Limited Partners          Total
                                                                     -----------------    -----------------    -------------------

     Balance at December 31, 1996                                       $ (88,823)           $ 2,278,841           $ 2,190,018
     Net Income                                                            16,450                312,546               328,996
     Distributions to partners                                            (15,295)              (290,611)             (305,906)
                                                                        ---------            -----------           -----------
     Balance at June 30, 1997                                           $ (87,668)           $ 2,300,776           $ 2,213,108
                                                                        =========            ===========           ===========

     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I


     Statements of Operations
     ------------------------                    Three months ended June 30,        Six months ended June 30,
                                              -------------------------------   --------------------------------
                                                    1997             1996             1997             1996
                                              --------------   --------------   --------------   ---------------

     Income
     Rental income                              $   258,109      $   295,674      $   473,919       $   525,351
     Interest income                                 10,974            8,322           24,107            21,158
     Miscellaneous income                               540              360            1,181               630
                                                -----------      -----------      -----------       -----------
       Total Income                                 269,623          304,356          499,207           547,139
                                                -----------      -----------      -----------       -----------
     Expenses
     Ground lease rent                               28,228           28,228           56,457            56,457
     Management fee                                  22,988           26,744           41,746            46,889
     Depreciation                                        --           27,636               --            55,271
     General and administrative                      32,414           13,335           72,008            26,082
                                                -----------      -----------      -----------       -----------
       Total Expenses                                83,630           95,943          170,211           184,699
     Net Income                                     185,993          208,413          328,996       $   362,440
                                                ===========      ===========      ===========       ===========
     Net Income Allocated:
     To the General Partner                           9,300           11,803           16,450       $    20,886
     To the Limited Partners                        176,693          196,610          312,546           341,554
                                                -----------      -----------      -----------       -----------
     Total                                      $   185,993      $   208,413      $   328,996       $   362,440
                                                ===========      ===========      ===========       ===========
     Per limited partnership unit               $     11.78      $     13.11      $     20.84       $     22.77
       (15,000 outstanding)                     -----------      -----------      -----------       -----------




     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I


     Statements of Cash Flows
     For the six months ended June 30,                                                      1997                     1996
     ---------------------------------                                             ----------------------   ----------------------

     Cash Flows From Operating Activities
     Net Income                                                                            $  328,996           $  362,440
     Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation                                                                               --                55,271
       Increase (decrease) in cash arising from changes
         in operating assets and liabilities:
           Rent and other receivables                                                         (23,542)             (45,437)
           Accounts payable and accrued expenses                                               10,452              (14,969)
             Due to Burger King Corporation                                                   (14,152)                  --
                                                                                           ----------           ----------
     Net cash provided by operating activities                                                301,754              357,305
                                                                                           ----------           ----------
     Cash Flows From Financing Activities
     Cash distributions to partners                                                          (966,799)            (355,831)
                                                                                           ----------           ----------
     Net cash used for financing activities                                                  (966,799)            (355,831)
     Net increase (decrease) in cash and cash equivalents                                    (665,045)               1,474
     Cash and cash equivalents, beginning of period                                         1,478,513              973,641
                                                                                          -----------           ----------
     Cash and cash equivalents, end of period                                             $   813,468           $  975,115
                                                                                          ===========           ==========


     See accompanying notes to the financial statements.

     BURGER KING LIMITED PARTNERSHIP I

     NOTES TO THE INTERIM FINANCIAL STATEMENTS

     The unaudited financial statements should be read in conjunction with Burger King Limited Partnership I's (the "Partnership") 1996 annual audited financial statements within Form 10-K.

     The unaudited financial statements include all normal and recurring adjustments which are, in the opinion of management, necessary to present a fair statement of financial position as of June 30, 1997 and the results of operations for the three- and six- month periods ended June 30, 1997 and 1996 and cash flows for the six-month periods ended June 30, 1997 and 1996 and the statement of partners' capital (deficit) for the six-month period ended June 30, 1997. Results of operations for the period are not necessarily indicative of the results to be expected for the full year.

     Reclassification. Certain prior year amounts have been reclassified in order to conform to the current year's presentation.

     No significant events have occurred subsequent to fiscal year 1996, and no material contingencies exist which would require disclosure in this interim report per Regulation S-X, Rule 10-01, Paragraph (a)(5).

                                                                    Appendix A
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                       BURGER KING LIMITED PARTNERSHIP I


                 This Agreement of Limited Partnership (the "Agreement"), dated as of December 14, 1981, is hereby entered into by and between Shearson/BK Realty, Inc. as the general partner (the "General Partner") and the limited partners listed on Schedule A (the "Limited Partners"), all of whom do hereby form Burger King Limited Partnership I, as a limited partnership pursuant to the Uniform Limited Partnership Law of the State of New York, upon the following terms and subject to the following conditions:


                                   ARTICLE I

                                 Defined Terms

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Affiliate": (i) Any person directly or indirectly controlling, controlled by, or under common control with, another person, (ii) a person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (iii) any officer, director, partner or employee of such person, and (iv) if such other person is an officer, director, partner or employee, any other entity for which such person acts in any capacity.

                 "Agreement": This Agreement of Limited Partnership of Burger King Limited Partnership I, as originally executed and as amended or restated from time to time.

                 "Bankruptcy": (i) The filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the inability to pay its debts when they become due, or (iii) the expiration of 30 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 30-day period.

                 "Burger King Property Management Agreement": The property management agreement to be entered into between the Partnership and Burger King Corporation with respect to each of the Partnership's restaurant properties and the management of such property by Burger King Corporation.

                 "Capital Contributions": The total amount contributed or to be contributed to the Partnership by any Partner, or class of Partners, as the case may be, or the predecessor holders of the Interests of any such Partner or class of Partners.

                 "Code": The Internal Revenue Code of 1954, as amended, or the corresponding provisions of any successor statute.

                 "Development Agreement": The agreement to be entered into between the Partnership and Burger King Corporation with respect to each of the Partnership's restaurant properties and the acquisition, construction and development of such property by Burger King Corporation as agent for the Partnership.

                 "Disposition": Any Partnership transaction not in the ordinary course of business, including (i) sale of Partnership properties, (ii) a condemnation award in respect of the acquisition of all or a portion of a Partnership property (but not including payments in respect of a temporary taking of use of a Partnership property) or (iii) a casualty insurance recovery in respect of damage to a Partnership property.

                 "Net Property Disposition Proceeds": Proceeds in respect of the Disposition of any of the Partnership's properties in excess of amounts applied to restore or repair any Partnership property less related expenses and a reasonable reserve for the Partnership's actual and contingent liabilities and less, to the extent applicable, the fees paid to Burger King Corporation pursuant to the Master Agreement between Burger King Corporation and the Partnership.

                 "Original Invested Capital": An amount equal to $1,000 per Interest.

                 "Partner":  The General Partner or any Limited Partner.

                 "Partnership": Burger King Limited Partnership I, the limited partnership created under this Agreement.

                 "Partnership year": The Partnership's fiscal year which shall be the calendar year.

                 "Payout": The point in time at which each Limited Partner has received from the Partnership, from its formation through such point in time, aggregate Distributions equal to such Limited Partner's Original Invested Capital plus a cumulative annual compounded return of 12 1/2% per annum on his Remaining Invested Capital, as adjusted from time to time.

                 "Person": An individual, partnership, corporation, trust, Individual Retirement Account or other entity.

                 "Prospectus": The prospectus forming a part of the Registration Statement.

                 "Purchase Option Agreement": An agreement to be entered into between the Partnership and Burger King Corporation, described in Section 6.7 hereof.

                 "Registration Statement": The Partnership's Registration Statement on Form S-11 as filed with the Securities and Exchange Commission, as amended from time to time, relating to the sale of Interests.

                 "Remaining Invested Capital": The amount of each Limited Partner's Original Invested Capital as reduced (i) at the end of each quarter, by Distributions of Net Property Disposition Proceeds to such Limited Partner for such quarter but only to the extent that such Distributions are considered to be distributions of Remaining Invested Capital pursuant to Section 5.2(b)(iii) hereof; (ii) at the end of each Partnership year, by Distributions of Net Cash Flow from Operations to such Limited Partner for such year but only to the extent that such Distributions are considered to be distributions of Remaining Invested Capital pursuant to Section 5.1(b)(ii) hereof; and
         (iii) at the time of any distribution pursuant to Section 3.7 hereof, by the amount of such distribution to such Limited Partner.

                 "Substituted Limited Partner": Any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of
         Section 9.2 hereof.

                 "Successor General Partner": A general partner elected by the Limited Partners to replace a Terminated General Partner.

                 "Terminated General Partner": A General Partner who is removed by the Limited Partners or becomes Bankrupt or Incapacitated.


                                  ARTICLE II

                                 Organization

                 2.1 Formation. The General Partner and the Initial Limited Partner hereby form a limited partnership in accordance with and pursuant to the laws of the State of New York unless otherwise expressly set forth herein.

                 2.2 Name. The Partnership business shall be conducted under the name Burger King Limited Partnership I. The General Partner may, in its discretion, change the name of the Partnership and in such event shall notify the Limited Partners within thirty (30) days after any such name change. In addition, the General Partner may adopt trade or fictitious names as it deems appropriate for the conduct of the Partnership's business.

                 2.3 Term. The Partnership shall continue until dissolved and liquidated as provided in Section 11.1 hereof or as otherwise provided by law.

                 2.4 Character of the Business. The character of the business of the Partnership shall be to invest in, acquire, construct, improve, hold and maintain Burger King restaurant properties (including the restaurant buildings and the underlying land) and to lease such restaurant properties to franchisees of Burger King Corporation and thereafter to release, and, at such time as the General Partner determines is appropriate to liquidate the investments of the Partnership, sell or otherwise dispose of such restaurant properties, and to engage in any and all activities related or incidental thereto. The land to be acquired by the Partnership may include leasehold as well as fee interests; provided, however, the Partnership will own in fee simple the improvements constructed thereon.

                 2.5 Principal Place of Business. The principal place of business of the Partnership shall be Two World Trade Center, 105th Floor, New York, New York 10048. The General Partner may from time to time change the principal place of business, and in the event of any such change, the Limited Partners shall be notified within thirty (30) days after any such change of the principal place of business of the Partnership. In addition, in its discretion, the General Partner may establish additional places of business for the Partnership.


                                  ARTICLE III

                             Partners and Capital

                 3.1 Name and Address of the General Partner. The General Partner of the Partnership shall be Shearson/BK Realty, Inc., a New York corporation having its principal offices at Two World Trade Center, 105th Floor, New York, New York 10048.

                 3.2 Names and Addresses of Limited Partners. The name and place of residence of each Limited Partner of the Partnership is set forth on Schedule A attached hereto. The Initial Limited Partner shall withdraw from the Partnership and the amount which he previously contributed as a Capital Contribution to the Partnership shall be promptly returned to him on the Initial Closing Date.

                 3.3 Capital Contributions. The General Partner has previously contributed the sum of One Thousand Dollars ($1,000) to the capital of the Partnership. The Capital Contribution of, and the number of Interests held by, each Limited Partner is set forth on Schedule A attached hereto. The Initial Limited Partner has previously contributed the sum of One Thousand Dollars ($1,000) to the capital of the Partnership. On the Initial Closing Date, the Capital Contribution of the Initial Limited Partner shall be returned in full to him and he shall withdraw from the Partnership as provided in Section 3.2 hereof. Each Limited Partner, other than the Initial Limited Partner, shall contribute the sum of One Thousand Dollars ($1,000) per Interest to the capital of the Partnership and shall purchase no less than five Interests, except that an IRA may purchase a minimum of two Interests; provided, however, the amount required to be contributed to the capital of the Partnership by a limited Partner who acquires more than 200 Interests shall be reduced by the amount by which the selling commission paid by the Partnership with respect to the issuance of such Interests is less than $75 per Interest. Upon payment of $1,000 per Interest, or such lesser amount determined as set forth above, each Interest so purchased shall be fully paid and nonassessable.

                 3.4 Application of Capital Contributions Prior to the Initial Closing. The General Partner is authorized to raise additional capital for the Partnership by offering and selling not more than fifteen thousand (15,000) Interests (excluding the limited partnership interest of the Initial Limited Partner) at a price of One Thousand Dollars ($1,000) per Interest except as reduced as set forth in Section 3.3 hereof. All subscriptions for Interests shall be subject to acceptance by the General

Partner. Until the Initial Closing Date, all payments for subscriptions for Interests will be placed in an escrow account with the Escrow Agent. Subscription payments deposited in the escrow account may not be withdrawn by subscribers. The Escrow Agent shall invest the escrowed funds in United States government securities, securities of governmental agencies if covered by a bank repurchase agreement, bankers' acceptances, documented discount notes and certificates of deposit in banks having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000). Any interest earned on subscription proceeds will not become a part of the Partnership's capital. Within thirty (30) days following the Initial Closing Date, the Escrow Agent shall distribute to such limited Partners any interest earned on their subscription proceeds prior to the Initial Closing Date, with the amount distributable to each Limited Partner being determined by the elapsed time that his funds were held in escrow. Subscription proceeds will not be deposited into escrow after the Initial Closing Date.

                 3.5 Subscription for Minimum Number of Interests. At such time as subscriptions for seven thousand five hundred (7,500) Interests have been accepted by the General Partner, the subscription proceeds shall be released by the Escrow Agent to the Partnership to pay expenses incurred in connection with the offering and sale of the Interests and for other proper Partnership purposes. If at least seven thousand five hundred (7,500) Interests have not been accepted by the General Partner on or before April 30, 1982, or on or before June 30, 1982, if an Affiliate of the General Partner, acting as the Partnership's agent for the placement of the Interests, receives, on or before April 20, 1982, the written request of Burger King Corporation to extend until June 30, 1982 the period for the acceptance of 7,500 Interests, all subscription proceeds shall be returned to the subscribers, together with any interest earned on their subscription proceeds to such date, with the amount distributable to each subscriber being determined by the elapsed time that his funds were held in escrow.

                 3.6 Admission of Limited Partners to the Partnership. The General Partner shall amend the Certificate of Limited Partnership with fifteen (15) days following the Initial Closing Date to reflect the admission, as Limited Partners, of those persons whose subscriptions for Interests have been accepted. Thereafter, the General Partner shall amend the certificate of limited partnership as of the first day of the month following the month in which additional subscriptions for Interests are accepted by the General Partner to reflect the admission of such additional Limited Partners. Each amendment shall set forth on Schedule A the name, place of residence. Capital Contribution of, and number of interests held by, each Limited Partner.

                 The General Partner shall take such action as may be required to constitute the Partnership a duly and validly organized limited partnership under the laws of the State of New York, and such further action as may be required to continue the Partnership as such.

                 3.7 Failure to Invest Net Proceeds. Any net proceeds from the sale of Interests that have not been invested or committed for investment in Burger King restaurants prior to the expiration of twenty-four (24) months following the declaration by the Securities and Exchange Commission of the effectiveness of the Registration Statement shall be distributed promptly by the General Partner to the Limited Partners in the ratio in which the number of Interests owned by each holder on the last day of the calendar month preceding such distribution bears to the total number of Interests owned by all holders of Interests as of that date. Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written contractual agreements with respect to the investment of such proceeds have been executed prior to the 24-month period (even if after such 24-month period any such investment is not consummated pursuant to such agreements), to the extent any funds have been reserved to make contingent payments pursuant to written contractual agreements in connection with any property, or pursuant to the decision of the General Partner that an addition to the working capital reserve is necessary in connection with any property. All such Distributions of the net proceeds from the sale of Interests shall be treated for purposes of the Agreement, as Distributions of Net Property Disposition Proceeds.

                 3.8 Partners' Capital Accounts. Each Partner's capital account shall initially equal the amount paid by such Partner to the Partnership to acquire Interests, reduced, however, by any sales commissions paid by the Partnership in respect of such Interests pursuant to Section 4.1 hereof, and shall be increased by:

                 (a) The amount of any later Capital Contributions to the Partnership; and

                 (b) The amount of any income or gain allocated to such Partner pursuant to Section 5.4 hereof.

                 Each Partner's capital account shall be decreased by:

                          (x) The amount of any loss or deduction allocated to such Partner pursuant to Section 5.4 hereof;

                          (y) The amount of those nondeductible expenses allocated to such Partner pursuant to Section 5.5 hereof; and

                          (z) The amount of all Distributions to such Partner pursuant to this Agreement.

                 Capital accounts shall be adjusted at the close of each Partnership Year, or more often, as required for the purposes of making allocations and Distributions pursuant to this Agreement.

                 The transferee of Interests shall succeed to that portion of transferor's capital account which is allocable to the transferred Interests.

                 3.9 Partnership Capital. (a) No Partner shall be paid interest on any Capital Contribution to the Partnership.

                 (b) No Limited Partner (other than the Initial Limited Partner) shall be entitled to the return of any part of his Capital Contribution; provided, however, each Limited Partner shall be entitled to receive Distributions to the extent specifically provided for in this Agreement.

                 (c) Under circumstances requiring a return of any Capital Contribution or any portion thereof, no Limited Partner shall have the right to receive property other than cash.

                 3.10 Additional Terms and Conditions of the Offering. Except as otherwise provided in this Article III, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offering and sale of Interests, and the General Partner is authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing on behalf of the Partnership of a Registration Statement with the Securities and Exchange Commission, the qualification of Interests pursuant to the "Blue Sky" laws of any state in which the General Partner determines to market the Interests and the execution and performance of agreements with a dealer manager and others concerning the marketing of Interests on such basis and upon such terms as the General Partner shall deem appropriate.


                                  ARTICLE IV

                      Compensation of General Partner and
                    Affiliates and Burger King Corporation

                 4.1 Selling Commissions and Dealer Manager Fee. An Affiliate of the General Partner acting as the Partnership's agent for the placement of the Interests shall receive, as compensation for the sale of Interests, a selling commission not to exceed seven and one-half percent
(7 1/2%) of the gross proceeds derived from all sales made directly by such Affiliate or by others. In addition to such selling commission, an amount equal to the difference between the lesser of $600,000 or 7 1/2% of the gross offering proceeds and all organizational and offering expenses, including legal and accounting fees, as well as up to $40,000 incurred by Burger King Corporation for fees of its counsel, will be paid to such Affiliate as a dealer manager fee, except that under no circumstances will the dealer manager fee exceed one percent (1%) of the gross offering proceeds. The Partnership will also reimburse the General Partner and such Affiliate for actual out-of-pocket expenses incurred in connection with organizing the Partnership and the sale of Interests, including legal fees, subject to the limitation described in Section 4.2 hereof.

                 4.2 Reimbursement of Organizational and Offering Expenses. The Partnership will reimburse the General Partner and its Affiliates, or pay as the case may be, for all actual out-of-pocket organizational and offering expenses incurred in connection with organizing the Partnership and the sale of Interests, including legal and accounting fees, printing costs, escrow fees, securities registration and qualification fees and other expenses, as well as up to $40,000 incurred by Burger King Corporation for fees of its counsel, in an amount not to exceed the lesser of (i) $600,000 or (ii) 7 1/2% of the gross offering proceeds. To the extent that such expenses exceed the lesser of item (i) or (ii) above, an Affiliate of the General Partner and Burger King Corporation have each agreed to pay 50% of the excess.

                 4.3 Management Fees to Burger King Corporation. Pursuant to the Burger King Property Management Agreement and the Master Agreement, the Partnership shall pay Burger King Corporation a fee for its management services, to the extent specified in such agreements.

                                   ARTICLE V

                Cash Distributions, Allocations of Profits and
            Losses and Allocation of Certain Nondeductible Expenses

                 5.1  Cash Distributions of Net Cash Flow from Operations.
(a) Distributions of Net Cash Flow from Operations shall be made to the Partners quarterly during each Partnership Year, within 30 days after the end of each calendar quarter (for such purposes Distributions made on or before January 30 of each year shall be treated as a Distribution made with respect to the previous Partnership Year), beginning after the first complete fiscal quarter subsequent to the Initial Closing Date, on the basis ninety-five percent (95%) to the Limited Partners and one percent (1%) to the General Partner with the remaining four percent (4%) to be retained by the Partnership; provided, however, for any Partnership Year in which the sum of
(x) such Distributions of Net Cash Flow from Operations to the Limited Partners, plus (y) the amount of all Distributions of Net Property Disposition Proceeds paid to the Limited Partners with respect to such year which was/is considered in payment of the current return pursuant to
Section 5.2(b)(i) hereof, is:

                    (i) less than a 12 1/2% return on the Limited Partners' Remaining Invested Capital (as adjusted from time to time), from the beginning of such year, the General Partner shall cause the Partnership to distribute, from the amounts retained by the Partnership as set forth above, to the Limited Partners an amount which when added to the sum of (x) the Limited Partners' Distributions of Net Cash Flow from Operations with respect to such year, plus (y) the amount of Net Property Disposition Proceeds paid to the Limited Partners with respect to such year which was/is considered in payment of the current return pursuant to
         Section 5.2(b)(i) hereof, is sufficient to return to the Limited Partners such 12 1/2% return for such Partnership Year; in no event shall the amount distributed pursuant to this subparagraph (i) exceed the four percent (4%) of Net Cash Flow from Operations retained by the Partnership during such year; the balance of such retained amounts, if any, shall be distributed to the General Partner; or

                    (ii) equal to or in excess of a 12 1/2% return on the Limited Partners' Remaining Invested Capital (as adjusted from time to time), from the beginning of the year, the four percent (4%) of Net Cash Flow from Operations retained by the Partnership during such year shall be distributed to the General Partner.

                 In the event any Partnership Year is less than 12 months, the foregoing 12 1/2% return shall be prorated on the basis of the number of months of such year.

                 (b) At the end of each Partnership Year, amounts distributed pursuant to this Section 5.1 during such year to each Limited Partner shall be considered to consist of, and reduce accordingly, the following amounts:

                    (i) first, the current return at the rate of 12 1/2% accrued since the beginning of the Partnership Year on such Limited Partner's Remaining Invested Capital (as adjusted from time to time), to the extent such return is not considered to have been paid out of such year's Distributions of Net Property Disposition Proceeds pursuant to Section 5.2(b)(i) hereof; and

                    (ii)  second, Remaining Invested Capital.

                 5.2 Cash Distributions of Net Property Disposition Proceeds. (a) Distributions of Net Property Disposition Proceeds, if any, shall be made once each calendar quarter to the Partners within 30 days after the end of each calendar quarter. Subject to the rights of Burger King Corporation as set forth in the Burger King Property Management Agreement and the Master Agreement and after capital accounts have been adjusted to reflect
(1) Cash Distributions of Net Cash Flow from Operations to date and (2) the appropriate allocations pursuant to Section 5.4 hereof, the General Partner shall cause the Partnership to distribute Net Property Disposition Proceeds as follows:

                    (i)   If Payout has not yet occurred:

                          (A) ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner in an amount sufficient to cause Payout to occur;

                          (B) Notwithstanding the foregoing paragraph (A), if, prior to Payout, the aggregate outstanding balance in the capital accounts of the Limited Partners is less than the amount which must be distributed to them in order to cause Payout to occur, then Net Property Disposition Proceeds shall be distributed, first, if the outstanding balances of the General Partner's capital account and the Limited Partners' aggregate capital accounts are both positive, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner until the amount so allocated is sufficient to reduce the lesser of the General Partner's capital account or the Limited Partners' aggregate capital accounts to zero; second, after adjusting all capital accounts to reflect distributions, if any, under the immediately preceding clause, to any Partner(s) in the amount necessary to reduce its (or their) outstanding capital account(s) to zero; and finally, the balance, if any, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner in the amount necessary to cause Payout to occur.

                    (ii) Once Payout has occurred, and after adjusting capital accounts to reflect Distributions, if any, made pursuant to
         Section 5.2(a)(i) hereof, first, in proportion to and to the extent of the outstanding balances of the Partners' capital accounts; and second, the remainder, if any, eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

                 (b) At the end of each quarter, amounts distributed to each Limited Partner pursuant to this Section 5.2 shall be considered to consist of, and reduce accordingly, the following amounts:

                    (i) first, the current return at the rate of 12 1/2% accrued from the beginning of that Partnership Year to date on such Limited Partner's Remaining Invested Capital, as adjusted from time to time;

                    (ii) second, the unpaid, annual, cumulative, compounded return at the rate of 12 1/2% which has accrued in respect of such Limited Partner's Remaining Invested Capital (as adjusted from time to time) from the effective date of such Partner's admission to the Partnership through the close of the Partnership Year immediately preceding the year with respect to which such Distributions are made, plus a return thereon at the rate of 12 1/2% accrued from the beginning of the Partnership Year with respect to which such Distributions are made to date; and

                   (iii)  third, Remaining Invested Capital.

                 5.3 Allocation of Distributions among Limited Partners. Net Cash Flow from Operations and Net Property Disposition Proceeds will be distributed quarterly as set forth in Sections 5.1 and 5.2 hereof, but apportioned on a monthly basis to the holders of Interests in the ratio in which the number of Interests owned by each Limited Partner on the last day of the month bears to the total number of Interests owned by all Limited Partners as of that date.

                 5.4 Allocation of Gain, Income and Loss. (a) The allocation of all gain with respect to Dispositions of Partnership properties or other capital transactions shall be made only after Net Cash Flow from Operations, if any, has been distributed, all other appropriate allocations pursuant to this Section have been made, capital accounts have been adjusted to reflect such distributions and allocations and shall be as follows:

                    (i)   Prior to Payout

                          (A) If Payout has not yet occurred, gain shall be allocated, first, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner, until the amount so allocated to the Limited Partners equals the difference between (x) the amount required to be distributed to the Limited Partners in order to cause Payout to occur and (y) the aggregate outstanding balance of their capital accounts; second, to any Partner in an amount sufficient to increase his negative capital account to zero; and finally, the balance, if any, eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

                          (B) Notwithstanding the foregoing, if Payout has not yet occurred and the aggregate outstanding balance of the Limited Partners' capital accounts exceeds the amount which must be distributed to them in order to cause Payout to occur, then gain shall first be allocated to the General Partner in an amount equal to 12 1/2% of such excess, and then, the remaining gain, if any, shall be allocated eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

                    (ii)  Post Payout

                          After Payout, gain shall first be allocated to the
                 General Partner in an amount sufficient to bring the General

                 Partner's capital account balance equal to eleven and 11/100 percent (11.11%) of the aggregate outstanding capital account balances of all the Partners; then, the remaining gain, if any, shall be allocated eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partner.

                   (iii) Any gain recognized with respect to Dispositions of Partnership properties, or other capital transactions which for federal income tax purposes is treated as ordinary income, rather than capital gain as a result of previous depreciation deductions, will be allocated insofar as possible under the allocations in paragraphs (i) and (ii) above to those Partners who were allocated the depreciation deductions which resulted in such ordinary income.

                 (b) Credits and income or gain from operations or other transactions not covered by subparagraph (a) above and determined without regard to depreciation and/or amortization, will be allocated on an annual basis in proportion to, and to the extent that, Distributions are made to the Partners out of Net Cash Flow from Operations for such Partnership Year (for such purposes, Distributions made on or before January 30 of each year shall be treated as a Distribution made with respect to the Partnership's previous Partnership Year); to the extent that any such income or gain exceeds Distributions in any year, such excess will be allocated ninety-five percent (95%) to the Limited Partners and five percent (5%) to the General Partner.

                 (c) Except as provided below, depreciation and amortization shall be allocated among the Partners in the same proportion as the respective balances of their capital accounts as of the beginning of the tax year with respect to which the allocation is being made. However, any Partner admitted to the Partnership after the Initial Closing Date, but on or before the Final Closing Date, shall be considered to have had a capital account balance at the beginning of the tax year equal to the amount of his capital contribution for the purpose of allocating any depreciation or amortization which is allocable to the months subsequent to such Partner's admission to the Partnership. Furthermore, in the year in which Payout occurs, depreciation and amortization allocable to that portion of the year preceding Payout shall be allocated among the Partners in accordance with capital accounts as provided above and that portion of the depreciation and amortization allocable to the portion of the year following Payout shall be allocated among the Partners in the same proportion as the respective balances of their capital accounts as of the end of the quarter in which Payout occurred, with all appropriate adjustments through that quarter being taken into account.

                 (d) Prior to Payout losses shall be allocated ninety-nine (99%) to the Limited Partners and one percent (1%) to the General Partner. Subsequent to Payout, losses shall be allocated eighty-eight and 89/100 percent (88.89%) to the Limited Partners and eleven and 11/100 percent (11.11%) to the General Partners.

                 (e) For purposes of these allocations, income, gain, loss, deduction and credit shall be allocated to each calendar month of the year, regardless of Partnership operations during the months of the year, and shall be apportioned on a monthly basis to the holders of Interests in the ratio in which the number of Interests owned by each Limited Partner on the last day of the month bears to the total number of Interests owned by all the Limited Partners as of that date.

                 5.5  Allocation of Certain Nondeductible Expenses.
(a) Organizational expenses, offering expenses and other items which are paid by the Partnership pursuant to Article IV hereof and which are nondeductible and nonamortizable for federal income tax purposes, but not including any sale commissions paid pursuant to Section 4.1 hereof, shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner.

                 (b) Costs allocated to the Limited Partners pursuant to the preceding paragraph shall be apportioned among them in the ratio in which the number of Interests owned by each Limited Partner on the Final Closing Date bears to the total number of Interests owned by all Limited Partners as of that date.


                                  ARTICLE VI

               Powers, Rights and Duties of the General Partner

                 6.1 Management and Control of the Partnership. The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided under the laws of the State of New York and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

                 6.2 Rights, Powers and Authority of the General Partner. Subject to any and all limitations expressly set forth in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority:

                    (i) to expend the capital and revenues of the Partnership in furtherance of the Partnership's business;

                    (ii) to employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

                   (iii) to acquire Burger King restaurant sites, either in fee simple or by leasehold interest, and thereafter to hold for investment, lease, sell, exchange or otherwise dispose of all Burger King restaurants constructed on such sites, and the land upon which they are situated;

                    (iv) to construct, alter, improve, repair, raze, replace or rebuild any Partnership property;

                    (v) to do any and all of the foregoing at such price, rental or amount, and upon such terms as the General Partner deems proper;

                    (vi) to purchase, at the expense of the Partnership, liability and other insurance deemed necessary to protect the Partnership properties and business;

                   (vii) to open and maintain a bank account or accounts on behalf of the Partnership with any bank in the United States having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000), and to designate and change signatories on such account or accounts;

                 (viii) to invest such funds as are temporarily not invested in Partnership properties, including the Partnership's working capital, in accordance with the terms of Section 6.3(b) hereof; and

                    (ix) to execute, acknowledge and deliver any and all agreements, contracts, documents, certificates, deeds, bills of sale and any other instruments necessary or convenient in connection with the business of the Partnership or to effectuate any and all of the foregoing.

                 6.3 Partnership's Policies. The General Partner shall use its best efforts to observe the following Partnership policies:

                 (a) The Partnership shall seek to acquire (by purchase in fee simple or by leasehold interest) the sites for, and thereafter construct or cause to be constructed thereon, and own, approximately 30 free-standing Burger King "fast food" restaurant buildings, for lease on a net basis to franchisees of Burger King Corporation who will operate such restaurants. Burger King Corporation, as agent for the Partnership, will provide property management services, including collection of rents under Partnership leases, pursuant to the Burger King Property Management Agreement and will supervise the construction of the restaurants and related improvements pursuant to the Development Agreement.

                 (b) Until all of the investment capital of the Partnership has been invested in restaurant properties, the General Partner shall, to the extent practicable, temporarily invest such investment capital and the Partnership's working capital in United States government securities, securities of governmental agencies if covered by a bank repurchase agreement, bankers' acceptances, documented discount notes and certificates of deposit in banks having undivided capital and surplus of not less than One Hundred Twenty-Five Million Dollars ($125,000,000).

                 (c) The Partnership shall not manage or operate any restaurants or have any direct interest in the "fast food" restaurant business nor shall it acquire or finance the acquisition of the equipment necessary to operate Burger King restaurants.

                 (d) Subject to review and approval by the General Partner and until all of the investment capital of the Partnership has been invested in restaurant properties, as and when Partnership funds become available therefore, the Partnership shall acquire restaurant sites located in the United States in the order that they become available to Burger King Corporation, exclusive of (i) restaurant properties which Burger King Corporation determines to operate itself, (ii) restaurant properties which are to be developed, constructed and owned by Burger King Corporation franchisees on sites proposed to Burger King Corporation by such franchisees, and (iii) restaurant properties which are made available to institutional investors pursuant to a pending site acquisition program.

                 (e) The Partnership shall endeavor to diversify the restaurant properties it acquires with respect both to geographic location and lessees.

                 (f) Leases from the Partnership to franchisees of Burger King Corporation shall be net leases for an initial term of twenty
         (20) years. Such leases shall have the following basic rental terms; provided, however, the Partnership may enter into renewal leases or leases with successor lessees with different terms if, in the sole discretion of the General Partner, economic circumstances make the original lease terms unsuitable:

                          (1) for restaurants constructed on land owned by the Partnership in fee simple, the annual rent will be the greater of:

                                  a.  14.5% of the Partnership's investment
                          (equal to the cost of land acquisition and construction costs, as estimated at the time the lease is executed, plus capitalized interest) in the applicable property; or

                                  b.  8.5% of the applicable lessee's annual
                          gross sales from operation of the applicable restaurant property.

                          (2) for restaurants constructed on land subleased by the Partnership, the annual rent will be the greater of:

                                  a.  the sum of (x) 14.5% of the
                          Partnership's investment (equal to construction costs, as estimated at the time the lease is executed, plus the ground lease rent payments during the construction period, plus capitalized interest) in the applicable property and (y) 114.5% of the ground rent paid to the owner of the underlying land; or

                                  b.  8.5% of the applicable lessee's annual
                          gross sales from operation of the applicable restaurant property.

                 In the case of restaurants located on leased land, Burger King Corporation will be the prime ground lessee and will sublease, at cost, to the Partnership any such land, for a term of ten (10) years (with certain renewal options) and, in consideration of the contingent liability assumed by Burger King Corporation, as prime ground lessee, the Partnership will pay over to Burger King Corporation as additional ground rent an additional amount equal to 14.5% of the monthly ground rent paid by Burger King Corporation to the landowner.

                 (g) All restaurant properties acquired by the Partnership shall be leased to franchisees of Burger King Corporation except as otherwise provided in the Development Agreement or the Sublease between Burger King Corporation and the Partnership pertaining to the applicable restaurant property.

                 (h) The General Partner shall not re-invest Net Property Disposition Proceeds except to repair or rebuild in the event of casualty or condemnation.

                 (i) The General Partner shall endeavor to sell, as soon after the tenth year following the Final Closing as economic circumstances warrant and in a manner consistent with the Partnership's investment objective of realization of long-term appreciation, consistent with preservation of Partners capital, all restaurant properties which have not previously been sold to Burger King Corporation, in accordance with the terms set forth in
         Section 6.7 hereof, or to third parties.

                 (j) Within 120 days following the end of each Partnership Year, an estimate will be made by an independent appraiser of the current aggregate market value of the Partnership's portfolio of Properties.

                 6.4 Services of the General Partner. The General Partner shall devote such time to the affairs of the Partnership as the General Partner, in its sole discretion, shall deem appropriate, consistent with its obligations under this Agreement.

                 6.5 Other Business Interests of the General Partner. The General Partner and its Affiliates may have other business interests or engage in other business ventures of any nature or description, whether presently existing or hereafter created, including, but not limited to, the rendering of advice or services of any kind to other investors, the making of other investments, even if competitive with the business of the Partnership, including investments in the commercial real estate business in all of its phases, which shall include, without limitation, the ownership, operation, management, syndication and development of commercial real property, including property competitive with restaurant properties of the Partnership, and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom; provided, however, neither the General Partner nor its Affiliates will offer to sell interests in partnerships organized to acquire Burger King restaurant properties until all Interests in the Partnership have been sold or the offering of Interests has terminated.

                 6.6 Code Section 754 Election. The General Partner may, in its sole discretion, make (and, if made, may revoke) the election referred to in Section 754 of the Code or any similar provision enacted in lieu thereof and is absolved from any and all liability to all previously admitted or subsequently admitted Partners based on the making or revocation of such election. Each of the Partners will, upon request, supply the information necessary properly to give effect to such election.

                 6.7 Purchase Option on Partnership Properties. The Partnership shall enter into a Purchase Option Agreement with Burger King Corporation pursuant to which Burger King Corporation shall have a right of first refusal to match any third party offer to purchase any restaurant property during the first seven years following the Final Closing Date and, thereafter, the right, but not the obligation, to purchase any or all of the Partnership properties (including the restaurant buildings and the underlying land or ground leasehold) from the Partnership during the eighth through the tenth years following the Final Closing Date, ar fair market value, determined at that time by independent appraisal.

                 6.8 Reimbursement of the General Partner. Reimbursement to the General Partner and its Affiliates of expenses shall not be allowed, except:

                 (a)  for the expenses described in Section 4.2 hereof; and

                 (b) for the actual cost of goods, services and materials used for and by the Partnership and obtained from entities unaffiliated with the General Partner or an Affiliate of the General Partner, including, but not limited to, audit, appraisal, legal and tax preparation fees as well as costs of data processing services.

                 6.9 Restrictions on Authority of the General Partner. Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to:

                 (a) pay for any services performed by the General Partner or Affiliates of the General Partner, except as otherwise permitted in this Agreement;

                 (b)  do any act in contravention of this Agreement;

                 (c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                 (d)  confess a judgment against the Partnership;

                 (e) execute or deliver any general assignment for the benefit of the creditors of the Partnership;

                 (f) possess Partnership property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

                 (g)  admit a person as a Partner, except in this Agreement;

                 (h) invest more than 25% of the Partnership's investment capital in restaurant properties located on land not owed by the Partnership in fee simple;

                 (i) mortgage, pledge, encumber or hypothecate the assets of the Partnership to secure the repayment of sums borrowed in connection with the acquisition, construction and ownership of the restaurant properties;

                 (j) sell, lease or sublease any property to the Partnership, or purchase, lease or sublease any property from the Partnership;

                 (k)  issue senior securities of the Partnership;

                 (l) make loans to other persons except in connection with the sale of its properties;

                 (m) invest in the securities of other issuers for the purpose of exercising control;

                 (n)  to underwrite securities of other issuers;

                 (o) engage in the purchase and sale (or turnover) of investments other than Burger King restaurants;

                 (p)  offer securities in exchange for property, or

                 (q)  repurchase or reacquire its own securities.

                 6.10 Net Worth Representation. In addition to its other duties and obligations, the General Partner further agrees as follows:

                 (a) At the time the investors are admitted to the Partnership, the General Partner's assets (other than its interest in, or claims against, the Partnership) will have a current fair market value that exceeds its liabilities by an amount equal to ten percent (10%) or more of the Limited Partner Capital Contributions; and

                 (b) At all times subsequent to the admission to the Partnership of the Limited Partners, the General Partner will use its best efforts to maintain a net worth in excess of the total amount that could reasonably be expected to be demanded from it by creditors of the Partnership and any other partnership in which it has the liabilities of a general partner.


                                  ARTICLE VII

               Transferability of the General Partner's Interest

                 7.1 Liability of the Terminated General Partner. In the event the General Partner is removed by vote of the Limited Partners pursuant to Section 8.3 hereof, becomes Bankrupt or Incapacitated, the Terminated General Partner shall remain liable for its portion of any obligations and liabilities incurred by the Partnership or by it as General Partner prior to the time of such removal, Bankruptcy or Incapacity by it shall not be liable for any obligation or liability incurred by the Partnership from and after the time of such removal, Bankruptcy or Incapacity.

                 7.2 Removal, Bankruptcy or Incapacity of the General Partner. In the event of the removal, Bankruptcy or the Incapacity of the

General Partner, the Partnership shall be dissolved, pursuant to the terms of this Agreement, unless the Limited Partners elect a Successor General Partner in accordance with the terms of Section 11.1 hereof.

                 7.3 Valuation of the General Partner's Partnership Interest. In the event of the removal, Bankruptcy or Incapacity (except for voluntary dissolution or liquidation of the General Partner) of the General Partner, then, upon the election, if any, by the Limited Partners to continue the business of the Partnership and to appoint a Successor General Partner, the interest in the Partnership of the Terminated General Partner shall be valued at fair market value by independent appraisal and shall be assigned to the Successor General Partner upon payment of the amount of such valuation of the Terminated General Partner or if appropriate to its legal representative. The Terminated General Partner and the Limited Partners shall each select an independent appraiser within 30 days of such election. If such appraisers fail to agree on such fair market value within 60 days, then the two appraisers shall jointly select a third appraiser whose determination shall be final and binding, and if they cannot agree on such selection then President of the Bar Association of the City of New York shall appoint such third appraiser.

                  In the event of the voluntary withdrawal from the Partnership by the General Partner or the voluntary dissolution or liquidation of the General Partner, then, upon the election, if any, by the Limited Partners to continue the business of the Partnership and to appoint a Successor General Partner, the interest in the Partnership of the voluntarily withdrawing, dissolving or liquidating General Partner shall be valued at One Dollar ($1).


                                 ARTICLE VIII

                        Rights of the Limited Partners

                 8.1 Limitations on Limited Partners. No Limited Partner shall take part in the management of the business of the Partnership, transact any business for the Partnership, or have the power to sign for or to bind the Partnership to any agreement or document, said powers being vested solely and exclusively in the General Partner, provided, however, the Limited Partners shall have the rights specifically provided for herein.

                 8.2 Liability of Limited Partners. So long as the Limited Partners do not exceed the scope of Section 8.1 hereof, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond (i) the amount contributed by him to the capital of the Partnership as set forth in Schedule A annexed hereto,
(ii) his share of undistributed profits and (iii) except as otherwise set forth below. To the extent required by applicable law, a Limited Partner will be liable to the Partnership and to its creditors for and to the extent of any Distribution made to such Limited Partner if, after such Distribution, the remaining assets of the Partnership are insufficient to pay its then outstanding liabilities, exclusive of liabilities to Limited Partners on account of their contributions and liabilities to the General Partner. Additionally, to the extent that a Distribution to a Limited Partner constitutes a return of all or a portion of such Limited Partner's Capital Contribution, even though such Distribution was rightfully made, such Limited

Partner will be liable to the Partnership for any sum, not in excess of such return of capital, together with interest thereon, as may be required by law, necessary to discharge the Partnership's liabilities to creditors who extended credit or whose claims arose prior to such return of capital.

                 8.3 Voting Rights of Limited Partners. Whenever the Limited Partners are entitled, pursuant to this Section 8.3, to vote on any particular matter, each Limited Partner shall be entitled to cast as many votes as the number of Interests he holds. For purposes of determining the number of votes which he is entitled to cast, a Limited Partner shall be deemed to be the holder of only those Interests shown on Schedule A, as amended by the last filed Certificate of Limited Partnership.

                 Limited Partners shall have the right to vote only upon the following matters and Limited Partners voting a majority in interest may, without the concurrence of the General Partner, cause:

                 (a) The removal of the General Partner and the election of a replacement therefor;

                 (b)  The termination and dissolution of the Partnership;

                 (c) The amendment of this Agreement; provided, however, any amendment changing (y) the proportionate interest of any Partner's participation in the allocation of profits or losses or Distributions by the Partnership of Net Cash Flow from Operations or Net Property Disposition Proceeds, or (z) the powers, rights and duties of the General Partner, will require the consent of each Partner affected thereby; provided, further, any amendment of this Section 8.3(c) will require the consent of all the Partners;

                 (d) The sale of all or substantially all of the assets of the Partnership in a single sale (subject to any contractual obligation of the Partnership then in effect); and

                 (e) The disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale.

                 The rights of the Limited Partners described in subparagraphs (a), (b), (d) and (e) of this Section 8.3 will be ineffective until such time as (a) either (i) a court of competent jurisdiction shall have determined in an action for declaratory judgment or similar relief sought on behalf of the Limited Partners, that neither the grant nor the exercise of such provisions will result in the loss of any Limited Partner's limited liability, or (ii) counsel to the Partnership shall have delivered to the Partnership an opinion to the same effect; and (b) either (i) a favorable ruling shall have been received by the Partnership from the Internal Revenue Service that neither the grant nor the exercise of such provisions will adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (ii) such counsel shall have delivered to the Partnership an opinion to the same effect.

                 8.4 Treatment of the General Partner as a Limited Partner. In the event that the General Partner shall own any Interests, the General Partner shall in all respects be treated as a Limited Partner with respect to such Interests.

                                  ARTICLE IX

                Transferability of a Limited Partner's Interest

                 9.1  Restrictions on Transfer or Assignment of Interest.
(a) No Limited Partner may sell, assign, transfer, encumber or otherwise dispose of all or any portion of its beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests without the prior written consent of the General Partner, which consent may, in the sole discretion of the General Partner, be granted or withheld; provided, however, a Limited Partner or the permitted assignee of a Limited Partner may assign and transfer, without the prior written consent of the General Partner, either the whole or any portion of his beneficial interest in the Distributions from the Partnership and the allocation of profits and losses of the Partnership to a Family Member or Family Members, and the Partnership shall recognize the assignee as the holder of the interest so assigned (but not as a Substituted Limited Partner, except pursuant to the provisions of
Section 9.2 hereof), provided, such assignment is made in accordance with the provisions of this Article IX.

                 (b) No transfer, assignment or other disposition of a beneficial interest in the right to receive Distributions and allocations of profit and loss in any Interest or any fraction thereof may be made if the General Partner or counsel to the Partnership shall be of the opinion that such transfer, assignment or other disposition of such Interest:

                    (i) would be in violation of any applicable state securities or "Blue Sky" laws or any investor suitability standards established by the Partnership;

                    (ii) would result in the Partnership being classified other than as a partnership for federal income tax purposes; or

                   (iii) would result in the termination of the Partnership pursuant to the provisions of Section 708 of the Code.

                 9.2 Substituted Limited Partners. In addition to the restrictions on sales, assignments, transfers, encumbrances and other disposition of a beneficial interest in the right to receive Distributions and allocations of profit and loss in Interests, as set forth in Section 9.1 hereof, no assignee, transferee, donee, legatee, distributee, or other recipient of a beneficial interest in the right to receive Distributions and allocations of profit and loss in an Interest (collectively referred to for the purposes of this Article IX, as the "recipient") shall be admitted to the Partnership as a Substituted Limited Partner unless all of the following conditions are satisfied:

                 (a) A duly executed written instrument of assignment setting forth the intention of the Limited Partner seeking to sell, assign, transfer, encumber or otherwise dispose of all or a portion of his Interests (collectively referred to for the purposes of this Article IX as the "assignor") that the recipient shall become a Substituted Limited Partner in his place, which is in form and substance satisfactory to the General Partner, shall have been filed with the General Partner;

                 (b) The Interests being acquired by the recipient shall consist of at least five (5) Interests (in the case of an IRA two (2) Interests) and, if the assignor shall retain any Interests, such assignor shall retain at lest five (5) Interests (in the case of an IRA two (2) Interests);

                 (c) The assignor and recipient shall execute and acknowledge such other instruments as the General Partner reasonably deems necessary or desirable to effect such assignment and admission including, but not limited to, evidence of the recipient's compliance with suitability standards imposed by the Partnership and any applicable "Blue Sky" laws, the written acceptance and adoption by the recipient of the provisions of this Agreement and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are more fully described in Article XVI hereof;

                 (d) The Partnership shall have received from the assignor or recipient a transfer fee to cover all reasonable expenses of the transfer, including, without limitation, all legal expenses and all expenses related to the amendment of the Certificate of Limited Partnership, not to exceed Two Hundred Dollars ($200) per transaction, but such transfer fee may be waived by the General Partner, in its sole discretion; and

                 (e) The General Partner has consented in writing to the recipient becoming a Substituted Limited Partner, which consent the General Partner may grant or withhold in its sole discretion.

                 9.3 Recognition of Assignment or Transfer. (a) Any sale, assignment, transfer, encumbrance or other disposition of an Interest in contravention of any of the provisions of this Article IX shall be void and ineffective, shall be of no force and shall not be binding upon or recognized by the Partnership.

                 (b) A recipient of a beneficial interest in the Distributions from the Partnership and the allocation of profits and losses pursuant to Section 9.1(a) hereof, who is not admitted as a Substituted Limited Partner, shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership's books; he shall only be entitled to receive Distributions from the Partnership and the share of income, gain, loss, deduction and credit attributable to the beneficial interest in the Interests acquired by reason of such sale, assignment, transfer, encumbrance or other disposition from the first day of the month following the month in which the written assignment instrument, executed by the assignor and in form and substance reasonably satisfactory to the General Partner, and other documents reasonably deemed necessary or appropriate by the General Partner (as, for example, evidence that the recipient meets the Partnership's investor suitability standards and evidence of compliance with standards imposed by applicable state securities or "Blue Sky" laws) shall have been received by the Partnership.

                 (c) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of such Interests as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, loss, deduction or credit or for Distributions to the assignor until the first day of the month following the month in which the Partnership shall have received the written assignment instrument executed by the assignor in form and substance reasonably satisfactory to the General Partner and other documents reasonably deemed necessary or appropriate by the General Partner.

                 9.4 Treatment of a Substituted Limited Partner as a Limited Partner. Within a reasonable period of time after the date when the General Partner shall have consented to the substitution of a recipient as a Substituted Limited Partner, and the assignor and recipient shall have satisfied all of the conditions of Section 9.2 hereof, the General Partner shall amend the Certificate of Limited Partnership to admit the recipient as a Substituted Limited Partner. The admission of any person as a Substituted Limited Partner shall become effective upon the first day of the first month following the satisfaction of all of the conditions set forth in Section 9.2 hereof. Any person admitted to the Partnership as a Substituted Limited Partner shall be subject to all of the provisions of this Agreement as if an original party hereto.

                 9.5 Withdrawal, Bankruptcy or Incapacity of a Limited Partner. (a) No Limited Partner at any time shall withdraw form the Partnership. However, such restriction shall not prevent the substitution of a Limited Partner in the place and stead of another Limited Partner if the applicable terms and conditions of Section 9.2 hereof are complied with.

                 (b) In the event of Bankruptcy or Incapacity of a Limited Partner (the "Withdrawing Limited Partner"), the legal representative of the Withdrawing Limited Partner shall have such power as the Withdrawing Limited Partner possessed to constitute a successor as an assignee of his Interests in the Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner. Such legal representative shall succeed to the rights of the Withdrawing Limited Partner to receive Distributions from the Partnership and allocations of income, gain, loss, deduction and credit; provided, however, such legal representative shall not have the right to become a Substituted Limited Partner in the place of the Withdrawing Limited Partner unless the conditions of Section
         9.2 hereof (other than the requirement that the assignor execute and acknowledge instruments) are first satisfied.


                                   ARTICLE X

                                Indemnification

                 10.1 Indemnification of the General Partner. Neither the General Partner nor any officer, director, employee, agent, Affiliate or assignee of the General Partner shall be liable to the Partnership or the Limited Partners for any loss or damage incurred by reason of any act performed or omitted in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute fraud, negligence or breach of fiduciary duty of the General Partner. The Partnership, its receiver or its trustee shall indemnify, save harmless and pay all judgments and claims against the General Partner, its officers, directors, employees, agents, Affiliates and assigns, from any liability, loss or damage incurred by them or by the Partnership by reason of any act performed or omitted to be performed by them in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, including costs and attorneys' fees (which attorneys' fees may be paid as incurred), and any amounts expended in the settlement of any claims of liability, loss or damage, provided that such course of conduct is not adjudicated by a court of competent jurisdiction to have constituted fraud, negligence or breach of fiduciary duty by the General Partner, and provided, further, that any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners or the General Partner.

                 The Partnership shall not pay for any insurance covering liability of the General Partner or officers, directors, employees, agents, Affiliates and assigns of the General Partner for actions or omissions for which indemnification is not permitted hereunder, provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty insurance, as would be customary for any person owning comparable property and engaged in a similar business or from naming the General Partner or any Affiliate of the General Partner or both as additional insured parties on policies obtained for the benefit of the Partnership to the extent that there is no additional cost to the Partnership.

                 Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

                 10.2 Limited Indemnification from Violations of the Securities Laws. Notwithstanding the foregoing Section 10.1, neither the General Partner nor any officer, director, employee, agent, Affiliate or assign of the General Partner or of the Partnership shall be indemnified from any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that federal and state securities laws were violated unless (i) the General Partner or other person or entity seeking indemnification is successful in defending such action and such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law or (ii) in case of a settlement, both the settlement and the indemnification are so approved.

                 10.3 Indemnification of Limited Partners. The Partnership will indemnify, to the extent of Partnership assets, each Limited Partner against any claim of liability asserted against a Limited Partner solely because he is a Limited Partner in the Partnership.


                                  ARTICLE XI

                          Dissolution and Termination

                 11.1 Events of Dissolution. The Partnership shall be dissolved and its business wound up upon the earliest to occur of:

                 (a) April 30, 1982, or June 30, 1982, upon receipt by an Affiliate of the General Partner, acting as agent for the Partnership in the placement of the Interests, on or prior to April 20, 1982 of the written request of Burger King Corporation to extend the offering period until June 30, 1982, if subscriptions for seven thousand five hundred (7,500) Interests have not been accepted on or before the applicable date;

                 (b) The date of the sale or other disposition of all or substantially all of the assets of the Partnership, unless the Partnership shall acquire a mortgage on a Partnership property as part of the consideration for such sale, in which case the Partnership shall be dissolved following the sale by it or the termination of its entire interest in such mortgage;

                 (c) The date of the removal, Incapacity or Bankruptcy of the General Partner, unless a majority in interest of the Limited Partners elect within ninety (90) days of the date of such removal, Incapacity or Bankruptcy to continue the business of the Partnership and appoint a Successor General Partner pursuant to the provisions of
         Article VII hereof;

                 (d) The date on which Limited Partners holding a majority in interest vote in favor of the dissolution and liquidation of the Partnership pursuant to the provisions of Article VIII hereof; or

                 (e)  December 31, 2021.

                 The dissolution of the Partnership shall not release or relieve any of the parties hereto of their contractual obligations under this Agreement.

                 11.2 Payment of Partnership Funds Upon Liquidation. (a) Upon dissolution of the Partnership and the failure to continue the business of the Partnership in accordance with the provisions hereof, the General Partner, or its successor, forthwith shall proceed to sell or otherwise liquidate the assets of the Partnership.

                 (b) After payment of all of the debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner or its successor reasonably deems necessary, Distributions in liquidation of the Partnership shall be made to the Partners in the same manner that Net Cash Flow from Operations and Net Property Disposition Proceeds, respectively, are distributed, as provided in Sections 5.1 and 5.2 hereof, as appropriate when consideration is given to the sources of the funds distributed in the liquidation.

                 (c) For purposes of this Section 11.2, Net Cash Flow from Operations shall be distributed and the appropriate adjustments to Partners' capital accounts shall be made prior to the distribution of Net Property Disposition Proceeds.

                 (d) No Partner shall be entitled to demand and receive property other than cash in return for his Capital Contribution and each Partner hereby waives all rights to partition of the property of the Partnership.

                 11.3 Effectuation of Liquidation. Upon completion of the liquidation of the Partnership, the Partnership shall terminate and the General Partner or its successor shall have the authority to execute and record a certificate of cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution, liquidation and termination of the Partnership.


                                  ARTICLE XII

                                    Notices

                 12.1 Notices. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given on the earlier to occur of the date of actual delivery and receipt thereof by the addressee or, if mailed, the date when deposited in an official depository of the United States post office, postage prepaid, addressed to the person or persons to whom such notice is to be given as follows (or at such other address as shall be stated in a notice similarly given at least five (5) days prior to the giving of such notice):

                 (a) If to Shearson/BK Realty, Inc. such notice shall be given at Two World Trade Center, 105th Floor, New York, New York 10048; and

                 (b) If to a Limited Partner, such notice shall be given at the address shown on Schedule A hereto, as amended.


                                 ARTICLE XIII

                       Accounting Reports and Statements

                 13.1 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each year.

                 13.2 Records of Partnership Transactions. The General Partner shall keep, or cause to be kept, full and accurate records of all transactions of the Partnership.

                 13.3 Access to Partnership Records. Limited Partners and their designated representatives shall be permitted access to all records of the Partnership at the principal office of the Partnership during reasonable business hours and shall have the right to make copies thereof. Upon written request, after payment of the reasonable expense of duplication, a Limited Partner shall be provided with a copy of the Certificate or Certificates of Limited Partnership containing the most recent listing of Partners' names, addresses and Capital Contributions.

                 13.4 Preparation of Tax Returns; Tax Audits. (a) Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall prepare, or cause to be prepared, all federal, state and local partnership returns of income for the Partnership; and, in connection therewith, shall, in its sole discretion, make any available or necessary tax elections. Within such seventy-five (75) day period, the Partnership will furnish to each person who was a Limited Partner at any time during the preceding fiscal year all information required to be set forth in such Partner's individual federal income tax return.

                 (b) In the event of an income tax audit of any federal, state or local Partnership tax return, to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the General Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership; and all expenses incurred in connection therewith shall be an expense of the Partnership.

                 13.5 Reports on Partnership's Business. Within sixty (60) days after the close of each quarter other than the last quarter of the fiscal year, commencing with the first full quarter after the Initial Closing Date, the General Partner shall furnish to each person who was a Limited Partner at any time during the quarter then ended, a report setting forth details with respect to the progress of the Partnership's business and unaudited financial statements and other relevant information regarding the Partnership and its activities during the quarter, including a statement of any transactions by the Partnership with the General Partner or its Affiliates and of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for such quarter, showing the amount paid or accrued to each recipient and the services performed, and including a statement setting forth in detail the source of any Distributions paid to the Limited Partners for or during the quarter, including the amount of Distributions made from reserves, from funds generated through operations or the sale or other disposition of Partnership properties or assets.

                 13.6 Availability of Reports on Form 10-Q. The Partnership shall also make available to the Limited Partners, within forty-five (45) days of the end of each quarter, the quarterly report on Form 10-Q filed by the Partnership with the Securities and Exchange Commission (or a quarterly report containing at least as much information as the Form 10-Q).

                 13.7 Availability of Annual Reports. Within ninety (90) days after the end of each fiscal year, the General Partner shall furnish to each person who was a Limited Partner at any time during the fiscal year then ended an annual report, which shall include (a) financial statements of the Partnership, including a balance sheet, income statement and a statement of sources and applications of funds, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of a certified or independent public accountant, and, additionally, a cash flow statement which need not be prepared in accordance with generally accepted accounting principles or reported on, (b) a report of the activities of the Partnership during such fiscal year, (c) a statement of any transactions between the Partnership and the General Partner or its Affiliates, (d) a statement of fees, commissions, compensation, reimbursements and other benefits paid or accrued to the General Partner or its Affiliates for the last quarter and for such year showing the amount paid or accrued to each recipient and the services performed, (e) a statement setting forth in detail the source of any Distributions paid to the Limited Partners for or during the last quarter and such fiscal year, including the amount of Distributions made from reserves, from funds generated through operations or from funds derived from the sale or other disposition of Partnership properties or assets, (f) a report of the activities of the Partnership during such fiscal year, and (g) a reconciliation between the annual report and the information furnished to the Limited Partners for their federal income tax returns.

                 13.8 Reports of Property Acquisitions. Until the net proceeds from the sale of Interests have been invested in real properties or returned to the Limited Partners pursuant to Section 3.7 hereof, the General Partner shall send to all Limited Partners, at least quarterly, a special report of all property acquisitions within the prior quarter, which report shall describe each property so acquired and the geographic area in which such property is located. This special report shall include an itemization of all monies paid to officers, directors or Affiliates of the General Partner in connection with the purchase, a statement of the actual purchase price, including terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire each property, and a statement regarding the amount of proceeds in the Partnership which remain unexpended or uncommitted. The unexpended or uncommitted amount shall be stated in terms of both dollar amount and percentage of the total amount of the net offering proceeds of the Partnership.

                 13.9 Annual Appraisal. Within 120 days following the end of each fiscal year of the Partnership, an estimate will be made by an independent appraiser of the current market value of the Partnership's portfolio of properties in the aggregate.


                                  ARTICLE XIV

                      Amendments to Partnership Agreement

                 14.1 Amendments to Partnership Agreement. This Agreement may be amended at any time and from time to time in the manner provided in
Section 8.3 hereof and, if amended, the General Partner shall file, or cause to be filed, an amendment of the Certificate of Limited Partnership with the appropriate authorities, in the event that the General Partner determines the filing of such amendment to be necessary or appropriate.


                                  ARTICLE XV

                           Meetings of the Partners

                 15.1 Meetings. Meetings of the Limited Partners, for any purpose, may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by Limited Partners holding ten percent (10%) or more of the Interests then outstanding. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the General Partner. Notice of any such meeting shall be delivered to all Partners in the manner prescribed in Article XII within ten (10) days after receipt of such request and no fewer than fifteen (15) days nor more than sixty (60) days before the date of such meeting. The notice shall state the place, date, hour and purpose or purposes of the meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy shall adopt such rules for the conduct of such meeting as they shall deem appropriate. A list of the names and addresses of all Limited Partners (and the number of Interests held by each Limited Partner) shall be maintained as part of the books and records of the Partnership.

                 15.2 Proxy. Each Limited Partner may authorize any person or persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate. Every proxy must be signed by the Limited Partner or his attorney-in-fact (other than the General Partner). No proxy shall be valid after the expiration of six (6) months from the date thereof. Every proxy shall be revocable by the Limited Partner executing it.


                                  ARTICLE XVI

                           Special Power of Attorney

                 16.1 Special Power of Attorney. Each Limited Partner, by his execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, for him and in his name, place and stead and for his use and benefit, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument which may be considered necessary or desirable by the General Partner to carry out fully the provisions of this Agreement, including, without limitation, the following:

                 (a) Any amendment to this Agreement or the Certificate of Limited Partnership (including any certificate or other instrument necessary to evidence the amendment or modification of this Agreement), any separate certificate of limited partnership or amendment thereof, any certificate of doing business under an assumed name, and any other certificate, instrument or document which may be required to be filed, or which the General Partner, in its sole discretion, deems advisable to file, under the laws of any state or the regulations of any governmental agency, as well as any amendments to the foregoing; and

                 (b) Any certificate or other instrument which may be required or appropriate to effect the continuation of the Partnership, to approve the choice of and to admit any additional or Substituted Limited Partner, to dissolve and liquidate the Partnership, to reflect the return to the Limited Partners of all or a part of their respective Capital Contributions or to effect any reduction in the Partnership's capital by reason of Distributions to the Partners.

                 16.2 Scope of Power of Attorney. The foregoing special power of attorney granted by each Limited Partner shall be one which:

                 (a) is a special power of attorney coupled with an interest, is irrevocable and shall survive the Bankruptcy or Incapacity of the granting Limited Partner;

                 (b) may be exercised by the General Partner or by any officer or director thereof, acting alone for each Limited Partner by a facsimile signature or by executing any instrument with a single signature as attorney-in-fact for all Limited Partners; and

                 (c) shall survive the delivery of any transfer or assignment by a Limited Partner, as permitted pursuant to this Agreement, of the whole or any portion of his Interests, except that where the assignee or transferee of the Interests has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, this special power of attorney shall survive the delivery of such assignment or transfer for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

         In the event of the designation of a Successor General Partner, each Limited Partner hereby irrevocably makes, constitutes and appoints the Successor General Partner his true and lawful attorney-in-fact with full powers as set forth in Section 16.1 hereof and this Section 16.2.


                                 ARTICLE XVII

                                 Miscellaneous

                 17.1 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

                 17.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 17.3 Counterpart Signature. This Agreement may be executed in several counterparts, all of which so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

                 17.4 Separability of Provisions. In the event that any sentence, paragraph, provision, section or article of this Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph, provision, section or article shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

                 17.5 Headings. Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions shall not be construed to define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

                 17.6 Gender and Number. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

                 17.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the day and year first above written.


                                           GENERAL PARTNER:

                                           SHEARSON/BK REALTY, INC.


                                           By:      /s/ Robert F. Greenwald
                                                   -----------------------------
                                                   Name:  Robert F. Greenwald
                                                   Title:    Vice President



                                           INITIAL LIMITED PARTNER


                                           By:      /s/ William M. Kahn
                                                   -----------------------------
                                                   Name:  William M. Kahn

                                  SCHEDULE A



                                                                      Capital
                                                                 Contribution

GENERAL PARTNER:

         SHEARSON/BK REALTY, INC.   . . . . . . . . . . . . . . . . . . $1,000
                 Two World Trade Center
                 105th Floor
                 New York, New York 10048

INITIAL LIMITED PARTNER:

         WILLIAM M. KAHN  . . . . . . . . . . . . . . . . . . . . . . . $1,000
                 345 East 57th Street
                 New York, New York 10022